Exhibit 2

Japanese GAAP
Consolidated Financial Statements

May 9, 2005

Condensed Statements of Consolidated Financial Results

for the Year Ended March 31, 2005

Company Name:	NISSIN CO., LTD. (URL: http://www.nisgroup.jp/)

Stock Exchange Listings:	Tokyo Stock Exchange, First Section (Code: 8571) New York Stock Exchange (Trading Symbol: NIS)

Location of Head Office:	Tokyo and Ehime

President:	Kunihiko Sakioka, Representative Director

Inquiries:	Hitoshi Higaki, Managing Director and General Manager of Operations Control Division (Tel: +81-3-3348-2424)

Date of Board of Directors’ Meeting for Approval of the Financial Results:	May 9, 2005

Application of GAAP:	Japanese GAAP

Japanese GAAP
Consolidated Financial Statements

(Note: All amounts in these financial statements are rounded down to the nearest unit.)

1.	Consolidated Financial Results for the Year Ended March 31, 2005

1)	Consolidated Operating Results

	Year Ended March 31,
	2004		2005
		Percentage		Percentage
	Amount	(Note 5)	Amount	(Note 5)

		( in millions except percentages)
Operating revenues	¥45,693	0.2%	¥45,867	0.4%
Operating income	11,559	4.7	8,619	(25.4)
Ordinary income	11,112	3.7	8,592	(22.7)
Net income	6,186	18.7	6,525	5.5

	Year Ended March 31,
	2004	2005

	( in yen except percentages)
Net income per share:
Basic	¥49.04	¥12.66
Diluted	45.21	11.52
Return on equity (%)	12.5	10.9
Ratio of ordinary income to total assets (%)	5.4	4.0
Ratio of ordinary income to operating revenues (%)	24.3	18.7

Notes:	1.	Net losses from equity-method affiliates were ¥222 million and ¥92 million for the years ended March 31, 2004 and 2005, respectively.
	2.	The weighted-average numbers of outstanding shares were 124,679,832 shares and 508,678,311 shares for the years ended March 31, 2004 and 2005, respectively.
	3.	On each of May 20, 2004 and November 19, 2004, NISSIN completed a two-for-one stock split.
	4.	Changes in accounting policy: Yes
	5.	The percentages indicated in the rows for operating revenues, operating income, ordinary income and net income represent the rates of increase (decrease) from the respective figures for the previous fiscal year.

2)	Consolidated Financial Position

	March 31,
	2004	2005

	(in millions except percentages and per share data)
Total assets	¥207,955	¥226,287
Shareholders’ equity	53,832	65,793
Shareholders’ equity ratio (%)	25.9%	29.1%
Shareholders’ equity per share (in yen)	425.90	127.11

Notes:	1.	There were 126,228,167 and 516,981,278 shares outstanding at March 31, 2004 and 2005, respectively.
	2.	On each of May 20, 2004 and November 19, 2004, NISSIN completed a two-for-one stock split.

Japanese GAAP
Consolidated Financial Statements

3)	Consolidated Cash Flows

	Year Ended March 31,
	2004	2005

	(in millions)
Net cash provided by operating activities	¥5,053	¥16,202
Net cash used in investing activities	(2,184)	(15,825)
Net cash (used in) provided by financing activities	(6,237)	4,765
Cash and cash equivalents at end of year	20,243	25,376

4)	Scope of Consolidation and Application of the Equity Method

Consolidated subsidiaries:	11 companies
Non-consolidated subsidiaries accounted for under the equity method:	None
Affiliates accounted for under the equity method:	7 companies

5)	Change in the Scope of Consolidation and Application of the Equity Method

Newly consolidated subsidiaries:	5 companies
Formerly consolidated subsidiaries:	None
Affiliates newly accounted for under the equity method:	4 companies
Affiliates formerly accounted for under the equity method:	1 company

2.	Consolidated Financial Forecasts for the Fiscal Year Ending March 31, 2006

	Six Months Ending	Year Ending
	September 30, 2005	March 31, 2006

	(in millions)
Operating revenues	¥24,208	¥55,900
Ordinary income	3,864	11,203
Net income	2,040	6,182

(Reference) Net income per share for the year ending March 31, 2006 is forecasted to be ¥9.84.

Notes:	1.	NISSIN will conduct a 1.2-for-1 stock split on May 20, 2005. Net income per share for the year ending March 31, 2006 is calculated by using the number of outstanding shares of common stock at March 31, 2005 adjusted for the stock split (620,377,534 shares). If the number of outstanding shares of common stock is not adjusted to reflect the stock split, net income per share for the year ending March 31, 2006 would be forecasted to be ¥11.80.
	2.	Our forecasts reflect our judgment based on the information available at this time. Because actual results may differ from these forecasts, you should not make an investment decision based solely on these forecasts. To read the assumptions used for these forecasts and other related considerations, see pages 19 and 20 of the Supplementary Materials.

Japanese GAAP
Consolidated Financial Statements

SUPPLEMENTARY MATERIALS

1.	THE NISSIN CORPORATE GROUP

The NISSIN corporate group (collectively the “Company”), comprised of NISSIN CO., LTD. (“NISSIN”), its eleven subsidiaries and seven affiliates, provides integrated financial services as its primary business. Information about the members of the group is given below:

Business Segment	Business Category	Company Name	Business Description	Note
Integrated financial services	Consumer loan	Nissin Co., Ltd.	Provision of unsecured loans and secured loans	—
	Small business owner loan	Shinsei Business Finance Co., Ltd.	Provision of unsecured loans to small and medium-sized firms or owners	Equity-method affiliates
Chuo Mitsui Finance Service Co., Ltd.
	Credit guarantee	Nissin Co., Ltd.	Credit guarantee in connection with small business owner loans	—
		NIS Lease Co., Ltd.	Credit guarantee in connection with real estate rent	Consolidated subsidiaries
Credit guarantee in connection with accounts receivable
	Leasing		Provision of equipment leases, installment loans and rentals
	Securities	NIS Securities Co., Ltd. (Former: Yamagen Securities Co., Ltd.)	Securities brokerage business
	Customer development and mediation services	Webcashing.com Co., Ltd.	Internet-based loans and credit card customer development and mediation	Equity-method affiliate
Loan servicing	Loan servicing	Nissin Servicer Co., Ltd.	Acquisition, management and collection of specific money claims and related trustee business	Consolidated subsidiaries
		J One Investment Co., Ltd.	Acquisition of specific money claims
Miyako Capital Co., Ltd.
		CN Two Co., Ltd. and other three companies	Joint acquisition of specific money claims and other	Equity-method affiliates
Other businesses	Life or non-life insurance agency	Nissin Insurance Co., Ltd.	Marketing of life or non-life insurance	Consolidated subsidiaries
	Real estate-related services	NIS Real Estate Co., Ltd.	Real estate rent management
		NIS Property Co., Ltd.	Real estate transactions, brokerage, rents and appraisement
	Wholesale trading	NIS Trading Co., Ltd.	Export-import and trade of commodities
	Business owner support services	Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd.	Management consulting, market research and brokerage of real estate in China
		Bird’s Eye Technological Investment Corporation	Technological consulting and market research

Japanese GAAP
Consolidated Financial Statements

Notes:	1.	The equity method was not applied to Ascot Co., Ltd. since its influence on NISSIN’s net income and retained earnings as a group was insignificant. On August 1, 2004, Swan Credit Co., Ltd. merged with Ascot Co., Ltd through an exchange of equity interests, causing NISSIN’s equity interest in Swan Credit Co., Ltd. to fall below 20% of total shares.
	2.	On June 15, 2004, Nissin Credit Guarantee Co., Ltd., a wholly-owned subsidiary, integrated its credit guarantee business operations in connection with real estate leases to NIS Lease Co., Ltd., and on June 22, 2004, changed its company name to NIS Property Co., Ltd., and commenced real estate-related business operations in connection with real estate transactions, brokerage and leases.
	3.	On June 24, 2004, Bird’s Eye Technological Investment Corporation, an indirectly owned consolidated subsidiary of NIS Lease Co, Ltd., was established and commenced business owner support services.
	4.	On July 9, 2004, Matsuyama Nissin Investment Consulting (Shanghai) Co., Ltd., a wholly-owned subsidiary, was established and commenced business owner support services, and on December 17, 2004, changed its name to Matsuyama Nissin Investment Consulting & Management (Shanghai) Co., Ltd. and effected an increase of capital.
	5.	On July 22, 2004, NIS Trading Co., Ltd., a consolidated subsidiary, was established and commenced wholesale trading operations.
	6.	On September 16, 2004, Nissin Servicer Co., Ltd., a consolidated subsidiary, was listed on the Mothers market of the Tokyo Stock Exchange.
	7.	On November 9, 2004, Chuo Mitsui Finance Service Co., Ltd., an equity-method affiliate which is a joint venture with The Chuo Mitsui Trust and Banking Co., Ltd., was established with the intention of commencing small business owner loan operations in connection with real estate financing and unsecured card loans.
	8.	On December 3, 2004, NISSIN acquired a 100% interest in Yamagen Securities Co., Ltd. and commenced the securities brokerage business. On May 1, 2005, Yamagen Securities Co., Ltd. changed its company name to NIS Securities Co., Ltd.
	9.	On December 1, 2004 , Miyako Capital Co., Ltd., an indirectly consolidated subsidiary owned via Nissin Servicer Co., Ltd., as well as CN Two Co., Ltd., established on August 25, 2004, and two other indirectly equity-method affiliates owned via Nissin Servicer Co., Ltd., were established and commenced loan servicing business.

Japanese GAAP
Consolidated Financial Statements

Our business flow chart is shown below:

General consumers and business owners
Provision of unsecured loans, guaranteed loans and secured loans
Provision of guarantees for consumers and small business owners
Management and collection
Integrated financial services
Shinsei Business Finance Co., Ltd., an equity-method affiliate
Provision of unsecured loans to small and medium-sized firms or owners
Guaranteed provision and customer development
Chuo Mitsui Finance Service Co., Ltd., an equity-method affiliate
Provision of loans to small and medium-sized firms or owners
Internet-based loans and credit card customer development and mediation
Webcashing.com Co., Ltd. an equity-method affiliate
Internet-based loans and credit card customer development and mediation
Leasing and credit guarantee
NIS Lease Co., Ltd., a consolidated subsidiary
Provision of leases, installment loans, rentals, credit guarantee
NIS Securities Co., Ltd. (former: Yamagen Co., Ltd) a consolidated subsidiary
Securities brokerage business
NISSIN CO. LTD.
Consumer loan
Small business owner loan
Credit guarantee
Loan servicing
Nissin Servicer Co., Ltd., a consolidated subsidiary
Acquisition of distressed loans
Collection services
J One Investment Co., Ltd., a consolidated subsidiary
Acquisition of distressed loans
Investment in “Tokumei-Kumiai”
CN Two Co., Ltd. and other three equity-method affiliates
Joint acquisitions of distressed loans
Miyako Capital Co., Ltd., a consolidated subsidiary
Acquisition of distressed loans
Other businesses
Provision of life or non-life insurance products
Nissin Insurance Co., Ltd., a consolidated subsidiary
Life or non-life insurance agency
Corporate housing management
NIS Real Estate Co., Ltd., a consolidated subsidiary
Real estate related businesses
NIS Property Co., Ltd. a consolidated subsidiary
Real estate related businesses
NIS Trading Co., Ltd. a consolidated subsidiary
Wholesale trading
Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd. a consolidated subsidiary
Business owner support services
Bird’s Eye Technological Investment Corporation a consolidated subsidiary
Business owner support services

Japanese GAAP
Consolidated Financial Statements

2.	MANAGEMENT POLICIES

1)	Basic Management Policies

With its policy of “innovation”, “familiarity” and “trust”, its corporate principle of “spirit of respect for human dignity”, and its honest and transparent management and business approach, the Company seeks to grow and develop together with all of the Company’s stakeholders (shareholders, customers, business partners and employees) by rapidly responding to changes in its business environment.

At the Company, we recognize the importance of responding to the financing difficulties of individual owners of small and medium-sized businesses and small retailers resulting from the worsening economic environment in recent years, and the importance of addressing the problem of multiple indebtedness resulting from increasingly severe competition in the consumer credit market. We also recognize that we must increase the Company’s social awareness and improve corporate and shareholder value. Based on this recognition, and under its medium-term management vision of becoming a new type of non-bank that provides “total financial solutions” through creation of innovative services and new markets, the Company intends to enter into new credit businesses to fully utilize the trust and expertise cultivated by the Company and to provide strong support to various sectors of society, including by serving as a partner to small and medium-sized business firms seeking to achieve their business plans.

Also, we are fulfilling our responsibilities and accountability as a lender by providing products and services that are trusted and relied upon by customers and valued by society.

2)	Basic Policies Concerning Distribution of Earnings

NISSIN has placed profit return to shareholders as a top-priority issue and implemented suitable profit return measures that include dividend increases and stock splits, based on consideration of economic and financial circumstances, industry trends and the Company’s financial position and business performance.

With the news released today regarding reform of our dividend policy, NISSIN plans to maintain a target dividend payout ratio of 30% on the consolidated earning base in the future.

Based on the policy indicated above, NISSIN paid a half-year dividend of ¥2.75 per share, which includes an ordinary dividend of ¥2.25 per share and a commemorative dividend of ¥0.50 per share in connection with a subsidiary’s listing. In addition, NISSIN plans to pay a year-end dividend of ¥2.50 per share, adjusted for the stock split exercised on November 19, 2004, which totaling an annual dividend of ¥ 3.875 per share, adjusted for the stock split exercised on November 19, 2004, for this fiscal year.

In order to gain more flexibility in the acquisition of treasury stock, a resolution on the amendments of the Article of Incorporation concerning the acquisition of treasury stock was approved at NISSIN’s 45th Annual Meeting of Shareholders held on June 22, 2004.

With regard to the use of retained earnings, the Company intends to strengthen its future financial position by using reserves to develop new products and services, to establish new business models, and to expand its sales network and make strategic investments that have the potential to lead to further growth.

Also, the Company implemented a stock option plan for directors, statutory auditors, corporate advisors, employees and temporary employees with tenure of over one year, and NISSIN’s business partner which are approved by the Board of Directors during the year ended March 31, 2005. The Company will continue the plan in order to improve employee morale and to create an incentive for every employee of the Company to increase the Company’s profitability, and to further link the distribution of earnings within the Company to shareholder profit. It is our intention to maximize corporate and shareholder value through this measure.

Japanese GAAP
Consolidated Financial Statements

3)	Principles and Policies Concerning Reduction in the Unit Investment Amounts

The Company is aware that expanding the number of individual investors and improving the liquidity of our shares are important issues. It is our intent to continue creating an environment that makes the Company’s shares appealing to individual investors and to improve the level of their participation.

For the above-mentioned reasons, a three-for-one stock split was carried out in May of 2001, and 2-for-1 stock splits were carried out in May of 2002, 2003, 2004 and November of 2004. Consequently, the trading volume of NISSIN’s shares as well as the number of issued shares has increased significantly.

On May 20, 2005, the Company will conduct another 1.2-for-1 stock split, and will continue to aggressively reduce the unit investment amounts after carefully considering the trends in our business performance, share price and the number of our shareholders as well as market trends and future prospects.

4)	Management Objectives

To increase the efficiency of investment of shareholders’ equity, to strengthen the Company’s financial position and to enhance stability and profitability, the Company focuses on the return on shareholders’ equity, the shareholders’ equity ratio and net income per share as management objectives. Our goals are as follows:

Return on shareholders’ equity	15%
Shareholders’ equity ratio	25%

5)	Medium to Long-Term Management Strategy

To realize its management vision of becoming a new type of non-bank that offers total financial solutions through creation of innovative services and new markets, the Company has adopted a strategy of pursuing alliances with a wide variety of enterprises. The Company is devoting its efforts to differentiating itself from its competitors by creating new products that meet the demands of all customers in order to achieve further growth, and to providing value-added financial solutions that are not available from conventional finance businesses by evolving from a traditional integrated financial firm to a “total financial solutions provider”.

Moreover, we are moving from the “Nissin brand” to the “NIS group brand” in order to maintain growth amidst extremely keen competition, by improving the synergy of our group, our investment corporation and our alliances, and the tie-up strategy (financial version OEM).

Furthermore, the Company will devote every effort to increasing operational efficiency, reducing costs, and establishing a strong base for profitability.

The significant elements of the alliance strategy are as follows:

I.	NIS Group’s strategy

In addition to our integrated financial services and loan servicing business, we are promoting small business owner support services and other businesses in order to get new customers by fully utilizing credit management know-how and expertise cultivated by NISSIN.

Japanese GAAP
Consolidated Financial Statements

II.	Financial version of an OEM strategy

In developing business support services for business owners and life support services for consumers, we plan to offer new financial services not available from conventional finance businesses. To make this possible, we will promote alliances with firms in other industries and other financial institutions in order to combine our alliance partner’s brand value and customer bases with our credit expertise.

•	For example, firms in industries such as manufacturing have not been able to adequately engage in transactions with owners of small and medium-sized firms and small retailers due to their higher credit risks. We will seek to contribute to the efforts of our alliance partners to expand sales in these industries, as well as to meet the investment needs of owners of small and medium-sized firms and small retailers, by minimizing credit risks through the provision of credit screenings, loan guarantees, loan servicing and other services for the alliance partners.

•	In order to be able to respond to customers’ finance needs, we intend to promote tie-ups with consumer loan firms through guaranteed loan businesses to help build a new customer base for our alliance partners and expand our sales channels.

6)	Challenges for the Company

Japan’s long-term deflationary trend has caused corporate and personal bankruptcies, as well as debt restructuring using legal procedures, to increase rapidly. In our industry, however, the sign of a remarkable improvement has been seen, as a result of enhancement of credit risk management and reduction of the loan loss-related cost through acquisition of high-quality loans receivable. Moreover, major banks and IT companies are also entering to this industry which makes customer acquisition more competitive.

In response to this issue, the Company has promoted increased efficiency and skill improvement of the credit screening department’s operations and the reorganization of its credit management system. In addition, the Company is actively seeking alliance opportunities by developing new business partners and establishing a follow-up system for various business partners. Through such measures, the Company aims to provide high-quality financial services that accurately respond to the diversifying financial needs of our clients. Moreover, it is anticipated that this move will improve the quality of our loans receivable.

Japanese GAAP
Consolidated Financial Statements

7)	The Basic View of Corporate Governance and Implementation of Corporate Governance Policies

(The basic view of corporate governance)

The Company separates the duties of management decision making, operation supervising and business operating. To respond flexibly to the changes in the business environment, we recognize that the Company must seek to improve management efficiency, strengthen management audit systems and ensure that its audit system is effective. A major premise for such efforts is the soundness of its management organization based on transparent director elections and compensation decisions, as well as clearly defined responsibilities of directors.

Also, we recognize that compliance and risk management are essential to our sustainable growth, and we take action to upgrade our compliance program and system to remain effective.

(Implementation of corporate governance policies)

I.	Overview of NISSIN’s corporate governance system, including management organization

A)	Detail of System

i. Whether NISSIN is a company governed by an audit committee system or statutory auditors system

NISSIN has adopted a statutory auditors system.

ii. Elections for outside directors and outside statutory auditors

NISSIN’s Board of Statutory Auditors is currently comprised of four individuals. With the appointment of two outside statutory auditors (part-time), however, the Company has strengthened its system for supervising directors’ performances of their business responsibilities.

The Company does not have any outside directors.

iii. Summary of various committees

Although NISSIN is not considering at the present time the establishment of a Material Assets Committee or becoming an audit committee–based company as defined in the Commercial Code, on September 1, 2004, NISSIN has established a Risk Management Committee to maintain a sound business operating structure.

iv. Assignment of full-time staff for outside statutory auditors’ positions

None

Japanese GAAP
Consolidated Financial Statements

v. Execution and supervision

Japanese GAAP
Consolidated Financial Statements

NISSIN’s Board of Directors is composed of nine directors, and as a general rule convenes once a month. In addition to determining the Company’s management strategy and discussing matters of importance to the Company, the Board of Directors receives reports on operating results and the status of business operations from the individuals in charge of each department in person at the meetings, and examines measures for responding quickly to changes in the Company’s business environment.

The Company’s audit system, which is designed to review management decision-making and business operations, works to enhance the management audit function and ensure management transparency and objectivity, based on audits prepared by the statutory auditors, among whom are outside statutory auditors, internal audits performed mainly by the Internal Audit Department, and audits performed by the independent auditors firm.

B)	Internal control mechanisms

NISSIN has established an Internal Control Department within the Operations Control Division, which is responsible for all activities in compliance and corporate governance. In addition, the Credit Screening Department and the Internal Audit Department have authority that is independent from the two Control Divisions.

C)	Risk management

The Risk Management Committee, which was established on September 1, 2004 and chaired by the General Manager of the Operations Control Division, has identified various risk items, and aims to improve the risk assessment and control measures in order to improve risk management and maintain sound business operating structure.

D)	Internal Audit, Internal Statutory Auditor (Board of Statutory Auditors) and Independent Auditors Firm

I.	Organization, Personnel and Procedure of Internal Audit

The “Business Audit Department” became the “Internal Audit Department” on July 1, 2004. The Internal Audit Department is comprised of eight persons including a general manager and 2 managers, aim to establish an internal audit organization consist mainly of internal control audit and financial statements audit to seek improvement in operating efficiency. The Internal Audit Department also is responsible in preventing corporate losses due to misconduct and errors by employees. In addition, in order to seek substantial internal control audit corresponding to “the Sarbanes-Oxley Act” (henceforth the SO Act), the Company revised internal audit related rules in April 2005.

The Internal Audit Department plans the yearly audit schedule, which is approved by the Representative Director, and implemented under the internal audit related rules. All loan offices or branches, and to the extent of two subsidiaries are audited once a year. An internal audit report is submitted to these loan offices or branches and subsidiaries, and improvement is required. All internal audit reports are submitted to the Representative Director and Statutory Auditors, and reported on at the monthly meeting of the General Managers.

II.	Organization, Personnel and Procedure of Board of Statutory Auditors

The Board of Statutory Auditors is comprised of 4 persons including 2 outside statutory auditors. The statutory auditors:

i.	observe the compliance of the execution of directors’ duty and,

ii.	audit the financial statements pursuant to the Commercial Code and related regulations.

In addition, statutory auditors implement audit procedures, and attend in each Board of Directors’ meeting. Furthermore the Board of Statutory Auditors’ meeting is held four times a year.

Japanese GAAP
Consolidated Financial Statements

III.	Cooperation between Internal Audit Department, Board of Statutory Auditors and Independent Auditors

Internal Audit Department attends the financial statements audit carried out by independent auditors and exchanges the opinions for each other. The result is reported to the Accounting Department and other related departments, after passing a prior verification by the Board of Statutory Auditors, finally reported to the Board of Directors. Additionally, statutory auditors also attend the financial statements audit and exchange opinions with the independent auditors as needed.

IV.	Information Regarding Independent Auditors

Information regarding independent auditors is as follows:

Name of Accountant	Independent Accounting Firm	Consecutive Audit Years

Engagement Partner: Keisuke Takase	Sanyu & Co	14 years
Engagement Partner: Tomohiro Koto	Sanyu & Co	4 years

Assistants concerning audit are as follows:

Certified Public Accountants:	2 persons
Junior Accountant:	6 persons
Other:	6 persons

E)	Compensation of directors and statutory auditors, and audit fees of independent accounting firm

The compensation of directors and audit fees of the Company’s independent accounting firm for the year ended March 31, 2005 are as follows:

(in millions)
Directors and statutory auditors	¥145
Inside statutory auditors	31
Outside statutory auditors	6

Compensation of directors	182

Audit fees for audit opinion	36
Other	17

Audit fees of independent accounting firm	¥54

Notes:	1.	The Company does not have any outside directors.
	2.	Compensation of directors above does not include the pay to directors having duties in an employee’s capacity.

II.	Summary of personnel relationships, capital or business relationships and other interests between the Company and the Company’s outside directors and outside statutory auditors

The Company does not have any outside directors. There are no special interests between the Company and the Company’s outside statutory auditors. The information on our outside statutory auditors is as follows:

Japanese GAAP
Consolidated Financial Statements

Position	Name	Resume
Statutory auditor	Isao Narimatsu	April 1979, employed by Miyata Licensed Tax Accountant Office
June 2001, selected as outside statutory auditor

Statutory auditor	Katsuhiko Asada	December 2001, opened Konishi Asada Licensed Accountant Office as partner
June 2004, selected as outside statutory auditor

III.	Status of initiatives under taken during the most recent year to enhance corporate governance

The Company took the initiative to enhance its corporate governance. Furthermore, we modified our organizational structure as follows:

On July 1, 2004, NISSIN established the Internal Control Department, transferred the Compliance Section and the Information Management Section from the Corporate Planning Department to the Internal Control Department, closed the Business Audit Department and established the Internal Audit Department.

On September 1, 2004, NISSIN established the Risk Management Committee to improve our risk management and maintain sound business operating structure.

On October 1, 2004, NISSIN established the Education and Training Department to reinforce the education and training of employees.

Furthermore, with respect to our approach to corporate governance and risk management in response to the Sarbanes-Oxley Act following the listing of our shares on the New York Stock Exchange (“NYSE”), we collected a wide range of views from inside and outside of the Company, studied them from different perspectives and took them into account in our business operations. We will continue to do our best to enhance our corporate governance for the purpose to ensure reliability over our financial statements, urge our management and corporate business activity compliance with related regulation, and strengthen our corporate efficiency.

8)	The policy of transaction with the related party

None

9)	Other significant item in operation

None

Japanese GAAP
Consolidated Financial Statements

3.	BUSINESS PERFORMANCE AND FINANCIAL POSITION

1)	Business Performance

As corporate profits and business conditions have improved, the Japanese economy is showing signs of recovery in the manufacturing sector and various other sectors. The trends in employment and personal consumption have also been positive. On the other hand, the Japanese economy still faces several uncertainties, which create concern for its future economic prospects. Overall, the capital procurement environment appears to have improved; however, small and medium-sized companies with low creditworthiness continue to remain in a difficult situation.

In the small business owner loan and consumer loan industries, competition for customers has become more intense due to the strengthening of loan services businesses for small and medium-sized companies by financial institutions such as Japan Shinko Bank, Limited and New Bank Tokyo Co. Ltd. and major consumer finance companies, the reorganization of major consumer loan companies associated with major banks, and full-scale entry by banks and other non-financial institutions including IT industry into these industries.

Given this business environment, we are shifting from a “Total Finance Company” to a “Total Financial Solutions Provider” to acquire more profitable assets. Toward that end, we focused our efforts on providing a “Financial One-Stop Service” through creation of new credit businesses and acquisition of better quality assets by strengthening our alliances under our financial OEM strategy and provision of integrated financial services. In addition, we sold most part of our consumer loans receivable to Orient Credit Co., Ltd. on June 1, 2004 for the purpose of restructuring of our portfolio and enhancing the efficiency of our management resources. We strengthened our risk management in order to achieve more profit.

As a result of the above, although interest income from notes and loans receivable decreased due to sale of consumer loans receivable, total operating revenues for the year ended March 31, 2005 increased by ¥174 million, or 0.4%, to ¥45,867 million due to the increases in revenue from loan servicing business and fees from credit guarantee businesses, compared to total operating revenues for the previous fiscal year. Despite a decline of financial costs due to a decrease in the balance of interest-bearing borrowings and a decline in loan loss-related expenses resulting from the sale of consumer loans receivable, operating income is ¥8,619 million, a decrease of ¥2,939 million or 25.4%, due to an increase in costs of purchased loans receivable due to our positive collection, compared to operating income for the previous fiscal year. Due to fees received in connection with the sale of loans receivable and syndicated loan borrowing costs, ordinary income was ¥8,592 million, a decrease of ¥2,520 million or 22.7%, compared to ordinary income for the previous fiscal year. Due to a reversal of allowance for loan losses of ¥3,327 million, a gain of ¥1,341 million as a result of an equity change in a subsidiary, Nissin Servicer Co., Ltd., because of its listing on the Mothers market of the Tokyo Stock Exchange, despite amortization of consolidation account adjustments of ¥599 million because of the acquisition of Yamagen Securities Co., Ltd., and losses on devaluation of investment securities of ¥1,542 million, net income for the year ended March 31, 2005 rose to ¥6,525 million, an increase of ¥339 million, or 5.5%, compared to net income for the previous fiscal year.

Japanese GAAP
Consolidated Financial Statements

Conditions of the various group segments are described below:

I.	Integrated Financial Services

(a)	Loans

In the loan business, our core business, in order to continuously strengthen our alliances our under financial OEM strategy and our integrated financial services for small business owners, NISSIN newly established the Central Office Sales Department, the Osaka Sales Department and the Tie-up Loan Department within the Sales and Marketing Control Division to acquire higher quality assets and improve future profitability by strengthening our sales and marketing. In addition, in order to increase our efficiency in connection with the sale of consumer loans receivable, we reorganized our business structure, rearranged staff allocation and integrated some of our branches and loan offices.

Although small-business owner loans and Business Timely loans continued to be acquired steadily though alliance-related channels, the total balance of loans outstanding decreased by ¥30,132 million, or 17.1%, to ¥145,307 million, compared to the total balance at the end of the previous fiscal year. The decreases reflected the sale of our consumer loans receivable to Orient Credit Co., Ltd.

Additionally, in November 2004, Chuo Mitsui Finance Service Co., Ltd., an equity-method affiliate which is a joint venture with The Chuo Mitsui Trust and Banking Co., Ltd., was established in order for NISSIN to commence credit guarantees for small business owner loan operations in connection with real estate financing and unsecured card loans.

(b)	Credit Guarantees

In the credit guarantee business, NISSIN is strengthening its existing joint ventures, Shinsei Business Finance Co., Ltd., with Shinsei Bank, Limited, Sanyo Club Co., Ltd., with Sanyo Electric Credit Group and Chuo Mitsui Finance Service Co., Ltd., with The Chuo Mitsui Trust and Banking Co., Ltd. by utilizing the credit management know-how and expertise cultivated by NISSIN though its experience in the integrated loan services business. Additionally, NIS Lease Co., Ltd. provides credit guarantees collateralized by accounts receivable between corporations, as well as credit guarantees in connection with real estate leases.

As a result, the balance of guaranteed loans outstanding as of March 31, 2005 amounted to ¥7,330 million, an increase of ¥3,819 million, or 108.8%, compared to the balance at the end of previous fiscal year.

In addition, Nissin Credit Guarantee Co., Ltd., a wholly-owned subsidiary, integrated its credit guarantee business operations in connection with real estate leases to NIS Lease Co., Ltd. on June 15, 2004.

(c)	Leasing

In the leasing business, NIS Lease Co., Ltd. provides financial services such as leases, installment loans and rentals to middle risk business owners, who frequently experience difficulty in fulfilling their financial needs in the existing lease market. Total assets held for leases and installment loans, net of unrealized revenue amounted to ¥5,756 million, an increase of ¥5,376 million, or 1,413.3%, compared to the balance at the end of previous fiscal year.

Japanese GAAP
Consolidated Financial Statements

(d)	Securities

In December 2004, NISSIN acquired 100% of issued shares of Yamagen Securities Co., Ltd. and commenced securities brokerage business operations. Yamagen Securities Co., Ltd. changed its name to NIS Securities Co., Ltd. on May 1, 2005.

As a result of the above, for the year ended March 31, 2005, operating revenues from integrated financial services decreased by ¥6,820 million, or 16.7%, to ¥34,043 million, and operating income from integrated financial services decreased by ¥3,976 million, or 37.6%, to ¥6,594 million, compared to the respective figures for the previous fiscal year.

II.	Loan Servicing

Nissin Servicer Co., Ltd., which utilizes the credit management know-how and expertise cultivated by the Company, successfully operated in the business of purchasing and collecting distressed loans.

As a result, purchased loans outstanding amounted to ¥14,862 million as of March 31, 2005, an increase of ¥9,803 million, or 193.7%, compared to the purchased loans outstanding at the end of previous fiscal year, and its operations generated ¥11,670 million in operating revenues, an increase of ¥7,071 million or 153.8%, and ¥1,926 million in operating income, an increase of ¥1,027 million or 114.1%, compared to the respective figures for the previous fiscal year.

On September 16, 2004, Nissin Servicer Co., Ltd., a subsidiary, was listed on the Mothers market of the Tokyo Stock Exchange.

III.	Other Businesses

With respect to other businesses, the agency business for life and non-life insurance, real estate-related business, business owner support business and commodity wholesale business started by new subsidiaries during the year ended March 31, 2005, were operated to enhance our customer services.

As a result of the above, for the year ended March 31, 2005, operating revenues from other businesses were ¥154 million, a decrease of 33.2%, compared to operating revenues from other businesses for the previous fiscal year. Operating losses from other businesses was ¥51 million compared to operating income from other businesses of ¥87 million for the previous fiscal year.

Japanese GAAP
Consolidated Financial Statements

2)	Consolidated Financial Position

I.	Assets, Liabilities and Shareholders’ Equity

As of March 31, 2005, total assets increased by ¥18,331 million, or 8.8%, compared to total assets at the end of the previous fiscal year, to ¥226,287 million. This increase is primarily attributable to an increase in purchased loans receivable of ¥10,471 million, or 207.0%, to ¥15,531 million, an increase in total assets held for leases and installment loans of ¥5,376 million to ¥5,756 million, from ¥380 million, and, an increase of ¥14,573 million, or 150.8%, to ¥24,235 million on investment securities in venture business, which have synergistic effects with our group, despite of a decrease of ¥30,132 million, or 17.2%, to ¥145,307 million, in notes and loans receivable, in connection with the sale of our consumer loans receivable, as compared to the respective figures at the end of the previous fiscal year.

Total liabilities increased by ¥5,382 million, or 3.5%, as compared to total liabilities at the end of the previous fiscal year, to ¥159,344 million. This decrease is mainly attributable to an increase in deferred tax liabilities of ¥4,149 million, or 638.7%, due to market valuation of investment securities, as compared to deferred tax liabilities at the end of the previous fiscal year.

With respect to shareholders’ equity, consolidated net income for the year ended March 31, 2005 amounted to ¥6,525 million, an increase of 5.5%, as compared to consolidated net income for the previous fiscal year, and unrealized gains on investment securities amounted to ¥7,935 million, an increase of ¥4,788 million or 152.2%, as compared to unrealized gains on investment securities at the end of the previous fiscal year. Consequently, total shareholders’ equity increased to ¥65,793 million, an increase of ¥11,960 million, or 22.2%, as compared to total shareholder’s equity at the end of the previous fiscal year and the shareholders’ equity ratio as of March 31, 2005 increased to 29.1%, an increase of 3.2%, as compared to shareholders’ equity ratio at the end of the previous fiscal year.

II.	Cash Flows

As of March 31, 2005, cash and cash equivalents (hereafter referred to as “cash”) increased to ¥25,376 million, an increase of ¥5,142 million compared to cash at the end of the previous fiscal year. This is mainly due to the sale of most of our consumer loans receivable and the capital increased due to the issuance of new shares by Nissin Servicer Co., Ltd. in connection with its listing on the Mothers market of the Tokyo Stock Exchange.

(Cash Flows from Operating Activities)

For the year ended March 31, 2005, net cash provided by operating activities amounted to ¥16,202 million, compared to net cash of ¥5,053 million provided by operating activities for the previous fiscal year. This change is mainly attributable to income before income taxes of ¥11,363 million, an increase of ¥588 million, loan loss-related expenses, including reversal of allowance for loan losses, of ¥6,013 million, a decrease of ¥8,106 million, cash used in net increase of purchased loans receivable of ¥10,188 million, an increase of ¥8,155 million, compared to the respective figures for the previous fiscal year, and cash provided by a net decrease in notes and loans receivable of ¥20,994 million due to sale of most of our consumer loans receivable, compared to net cash of ¥13,579 million used in notes and loans receivable for the previous fiscal year.

(Cash Flows from Investing Activities)

For the year ended March 31, 2005, net cash used in investing activities amounted to ¥15,825 million, compared to net cash of ¥2,184 million used in investing activities for the previous fiscal year. This change is mainly attributable to increase in the purchases of investment securities in venture businesses, which have synergistic effects with our group, and software for new network system infrastructures.

Japanese GAAP
Consolidated Financial Statements

(Cash Flows from Financing Activities)

For the year ended March 31, 2005, net cash provided by financial activities amounted to ¥4,765 million, compared to net cash of ¥6,237 million used in financing activities for the previous fiscal year. This change is mainly attributable to a net cash of ¥2,486 million provided by an increase in interest-bearing borrowings and cash of ¥2,132 million provided by issuance of new shares by subsidiaries.

3)	Trends in Management Indices

	Year Ended / As of March 31,
	2001	2002	2003	2004	2005

Shareholders’ equity ratio (%)	24.1	24.3	22.0	25.9	29.1
Shareholders’ equity ratio (on market value basis, %)	42.6	30.6	30.1	51.6	68.5
Maturity of borrowings (years)	10.5	9.4	7.6	7.2	13.7
Interest coverage ratio (X)	3.2	4.0	5.4	5.8	3.7

•	Shareholders’ equity ratio: shareholders’ equity / total assets

•	Shareholders’ equity ratio (on market value basis): total market value (at the year end market price) / total assets

•	Maturity of borrowings: interest-bearing borrowings / operating cash flows

•	Interest coverage ratio: operating cash flows / interest paid

Notes:	1.	Ratios presented above are derived from consolidated financial results.
	2.	Operating cash flows are cash flows from operating activities presented in consolidated statements of cash flows excluding revenues and expenses of loan originations.
	3.	Interest-bearing borrowings are total borrowings with interest presented on consolidated balance sheets. The interest payments are calculated based on interest paid presented in consolidated statements of cash flows.

4)	Full-year Forecasts and the Underlying Assumptions

Despite a continued recovery of corporate earnings and performance, there remain considerable factors such as actualization of the concern over China and the U.S. economy, delay of a deflation breakaway in the Japanese economy which create concern and the future prospects of the business cycle remain unclear. Depending upon the movement of economic trends, there remains the possibility of a renewed growth in heavily indebted individuals, corporate insolvencies and personal bankruptcies.

Under these circumstances, we will continue to enforce stringent credit standards and focus on providing “Total Financial Solutions” through alliance strategies to enhance our marketing capabilities, raise credit standards, hedge bad-debt risks, improve asset quality, and raise corporate and shareholder values.

With respect to full-year financial forecasts, these projections are mainly based on the assumptions that:

1.	The portion of operating assets comprised of operating assets for business owners, such as loans receivable, assets held for leases and installment loans, will increase.

2.	The long-term non-performing loans and bad-debt loans will be limited by stringent credit exposure management and improved credit management standards.

3.	The current low-interest procurement environment will continue as a result of the loose monetary policy implemented by the Japanese government.

Consequently, full-year financial forecasts for the year ending March 31, 2006 are as follows.

	Consolidated	Non-consolidated

	( in millions )
Operating revenues	¥55,900	¥34,019
Ordinary income	11,203	8,352
Net income	6,182	4,912

Japanese GAAP
Consolidated Financial Statements

— Special Note Regarding Forward-looking Statements —

The forward-looking statements about our industry, our business, our plans and objectives, our financial condition and our results of operations are based on our current expectations, assumptions, estimates and projections about our business, our industry and capital markets. These forward-looking statements are subject to various risks and uncertainties. These statements discuss future expectations, identify strategies, discuss market trends, contain projections of results of operations or of financial condition, or state other forward-looking information.

Important risks and factors that could cause our actual results to differ materially from the forward-looking statements include, without limitation:

•	the effect of weak domestic economic conditions;

•	competition from large consumer finance companies and other financial institutions;

•	our exposure to negative publicity about the consumer or business finance industries generally or us specifically;

•	the effect of potential changes to legislation and accompanying enforcement, and restrictions and regulations associated with domestic or U.S. law;

•	the growing variety of legal means with which debtors can seek protection from creditors;

•	availability of funding on favorable terms and potential changes to government policy, including Japan’s monetary policy;

•	the reliability of information or technological systems and networks;

•	the influence of our president and his family over important decisions;

•	our ability to pursue and maintain profitable joint ventures and strategic alliances; and

•	regulations and increasing competition in the loan servicing market in which Nissin Servicer Co., Ltd., a consolidated subsidiary, operates.

Known and unknown risks, uncertainties and other factors could cause our actual operating results to differ materially from those contained in or suggested by any forward-looking statement. We cannot promise that our expectations, projections, anticipated results, estimates or other information expressed in or underlying these forward-looking statements will turn out to be correct, and our actual results could materially differ from and be worse than our expectations.

Japanese GAAP
Consolidated Financial Statements

Attachment

4.	CONSOLIDATED FINANCIAL STATEMENTS

1)	Consolidated Balance Sheets

	March 31,
	2003		2004

		Percentage		Percentage
		of Total		of Total	Change in
	Amount	Assets	Amount	Assets	Amount
	(in millions except percentages)
ASSETS:
Current Assets:
Cash and deposits (Note 1)	¥20,252		¥25,820		¥5,567
Notes and loans receivable (Notes 1, 2, 5 ,7 and 8)	175,440		145,307		(30,132)
Purchased loans receivable (Note 1)	5,059		14,862		9,803
Deferred tax assets	1,582		998		(584)
Other	2,183		10,178		7,995
Allowance for loan losses	(11,142)		(8,322)		2,819

Total Current Assets	193,376	93.0	188,845	83.5	(4,530)

Fixed Assets:
Tangible fixed assets
Buildings and structures (Note 1)	1,093		1,132
Accumulated depreciation	593		611

	500		520		20

Equipments	369		385
Accumulated depreciation	240		225

	129		160		31

Assets held for leases	318		2,551
Accumulated depreciation	8		420

	309		2,131		1,821

Land (Note 1)	355		356		0

Total tangible fixed assets	1,294	0.6	3,168	1.4	1,874

Intangible fixed assets	1,085	0.5	2,618	1.1	1,533

Investments and other assets
Investment securities (Note 3)	9,661		24,235		14,573
Bankrupt and delinquent loans receivable (Note 7)	3,850		3,932		82
Deferred tax assets	0		0		0
Other (Notes 1 and 3)	1,789		6,655		4,865
Allowance for loan losses	(3,103)		(3,170)		(66)

Total investments and other assets	12,198	5.9	31,653	14.0	19,455

Total Fixed Assets	14,579	7.0	37,441	16.5	22,862

Total Assets	¥207,955	100.0	¥226,287	100.0	¥18,331

(Continued)

Japanese GAAP
Consolidated Financial Statements

	March 31,
	2004		2005
		Percentage of		Percentage of
		Total Liabilities,		Total Liabilities,
		Minority		Minority
		Interests and		Interests and
		Shareholders'		Shareholders'	Change in
	Amount	Equity	Amount	Equity	Amount

	(in millions except percentages)
(Continued)
LIABILITIES:
Current Liabilities:
Accounts payable	¥95		¥411		¥316
Short-term borrowings (Note 1)	2,100		9,016		6,916
Current portion of long-term borrowings (Note 1)	52,247		53,835		1,588
Current portion of bonds	21,560		5,060		(16,500)
Commercial paper	3,200		3,500		300
Accrued income taxes	2,758		716		(2,041)
Accrued bonuses	619		677		58
Reserve for guarantee losses	108		370		262
Other (Note 5)	1,454		2,464		1,010

Total Current Liabilities	84,142	40.4	76,053	33.6	(8,088)

Long-term Liabilities:
Bonds	6,210		9,650		3,440
Convertible bond	10,000		8,942		(1,058)
Long-term borrowings (Note 1)	46,094		52,683		6,589
Asset backed commercial paper (Note 1)	6,465		6,672		206
Deferred tax liabilities	649		4,798		4,149
Accrued retirement benefits — directors and statutory auditors	333		330		(3)
Other	66		144		78

Total Long-term Liabilities	69,819	33.6	83,221	36.8	13,402

Statutory Reserve
Reserve for securities transactions	—		68		68

Total Statutory Reserve	—	—	68	0.0	68

Total Liabilities	153,961	74.0	159,344	70.4	5,382

MINORITY INTERESTS:
Minority interests	161	0.1	1,150	0.5	988

SHAREHOLDERS’ EQUITY:
Common stock	7,218	3.5	7,779	3.4	560
Additional paid-in capital	9,691	4.7	10,465	4.6	774
Retained earnings	37,503	18.0	42,659	18.9	5,155
Unrealized gains on investment securities	3,147	1.5	7,935	3.5	4,788
Foreign currency translation adjustment	—	—	(8)	(0.0)	(8)
Treasury stock (Note 6)	(3,727)	(1.8)	(3,037)	(1.3)	690

Total Shareholders’ Equity	53,832	25.9	65,793	29.1	11,960

Total Liabilities, Minority Interests and Shareholders’ Equity	¥207,955	100.0	¥226,287	100.0	¥18,331

Japanese GAAP
Consolidated Financial Statements

2)	Consolidated Statements of Income

	Year Ended March 31,
	2004		2005		Change
		Percentage		Percentage
		of Total		of Total
		Operating		Operating
	Amount	Revenues	Amount	Revenues	Amount	Percentage

	(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥38,623		¥29,250
Revenue from purchased loans	4,537		10,095
Other financial income	1		0
Other operating income	2,530		6,522

Total operating revenues	45,693	100.0	45,867	100.0	174	0.4
Operating Expenses:
Financial costs	3,389		2,733
Costs of purchased loans collected	2,468		6,840
Other operating expenses (Note 1)	28,276		27,674

Total operating expenses	34,134	74.7	37,248	81.2	3,113	9.1

Operating Income	11,559	25.3	8,619	18.8	(2,939)	(25.4)

Other Income:
Interest income from securities	0		1
Interest and dividends	24		27
Guarantee fees received (other)	5		34
Dividends from insurance	6		2
Fees received in connection with sale of loans receivable	—		392
Fees received from securities loaned	—		74
Other	12		85

Total other income	49	0.1	617	1.3	567	—
Other Expenses:
Interest expense on borrowings (other)	74		144
Stock issuance costs	38		118
Bond issuance costs	20		54
ABCP issuance costs	83		—
Equity losses in affiliates, net	222		92
Penalty for cancellation of real estate lease contracts	—		69
Syndicated loan borrowing costs	—		140
Other	56		23

Total other expenses	496	1.1	644	1.4	147	29.8

Ordinary Income	11,112	24.3	8,592	18.7	(2,520)	(22.7)

(Continued)

Japanese GAAP
Consolidated Financial Statements

	Year Ended March 31,
	2004		2005		Change
		Percentage		Percentage
		of Total		of Total
		Operating		Operating
	Amount	Revenues	Amount	Revenues	Amount	Percentage

	(in millions except percentages)
(Continued)
Special Gains:
Gains on sales of fixed assets (Note 2)	117		—
Gains on sales of investment securities	319		972
Gains on sales of subsidiaries and affiliates	314		—
Gains on change of equity interest	373		1,341
Reversal of allowance for loan losses	—		3,327
Other	—		0

Total special gains	1,125	2.5	5,641	12.3	4,515	401.1
Special Losses:
Losses on sales of fixed assets (Note 3)	5		—
Losses on disposal of fixed assets (Note 4)	42		109
Impairment of fixed assets (Note 5)	590		—
Losses on sales of investment securities	469		9
Impairment of investment securities	239		35
Losses on devaluation of investment securities	—		1,542
Impairment of equity interest in affiliates	89		—
Losses on cancellation of lease contracts	—		346
Amortization of consolidation account adjustments	—		599
Amortization of equity-method account adjustments	—		201
Other	25		25

Total special losses	1,463	3.2	2,870	6.3	1,406	96.1

Income Before Income Taxes and Minority Interests	10,774	23.6	11,363	24.7	588	5.5

Income Taxes:
Current	5,215		3,219
Deferred	(631)		1,431

Total income taxes	4,584	10.1	4,651	10.1	67	1.5
Minority Interests	4	0.0	185	0.4	181	—

Net Income	¥6,186	13.5	¥6,525	14.2	¥339	5.5

Japanese GAAP
Consolidated Financial Statements

3)	Consolidated Statements of Retained Earnings

	Year Ended March 31,
			Change in
	2004	2005	Amount

	(in millions)
Additional Paid-in Capital:
Additional Paid-in Capital at Beginning of Year	¥8,934	¥9,691	¥757

Increase of additional paid-in capital:
Additional paid-in capital	713	556	(157)
Gains on sales of treasury stock	43	218	174

Total	757	744	16

Additional Paid-in Capital at End of Year	9,691	10,465	774

Retained Earnings:
Retained Earnings at Beginning of Year	32,416	37,503	5,087

Increase of retained earnings:
Net income	6,186	6,525	339
Increase of retained earnings due to decreases in consolidated subsidiaries	14	—	(14)

Total	6,200	6,525	324

Decrease of retained earnings:
Cash dividends	1,000	1,299	299
Directors’ and statutory auditors’ bonuses	76	70	(5)
Decrease of retained earnings due to decreases in consolidated subsidiaries	36	—	(36)

Total	1,113	1,370	256

Retained Earnings at End of Year	¥37,503	¥42,659	¥5,155

Japanese GAAP
Consolidated Financial Statements

4)	Consolidated Statements of Cash Flows

	Year Ended March 31,
	2004	2005	Change
	Amount	Amount	Amount	Percentage

	(in millions except percentages)
Operating activities
Income before income taxes	¥10,774	¥11,363	¥588
Depreciation and amortization	112	664	552
Impairment of fixed assets	590	—	(590)
Amortization of consolidation account adjustments	—	599	599
Provision for loan losses	2,286	(2,755)	(5,041)
Provision for retirement benefits — directors and statutory auditors	(2)	(3)	(1)
Accrued bonuses	532	58	(474)
Interest income on deposits and dividends	(24)	(28)	(3)
Interest expenses	3,464	2,877	(586)
Gains on sales of fixed assets	(117)	—	117
Losses on sales of fixed assets	5	—	(5)
Losses on disposal of fixed assets	33	95	62
Gains on sales of investment securities	(319)	(972)	(652)
Gains on sales of subsidiaries and affiliates	(314)	—	314
Losses on sales of investment securities	469	9	(459)
Impairment of investment securities	239	35	(204)
Impairment of equity interest in affiliates	89	—	(89)
Losses on devaluation of investment securities	—	1,542	1,542
Charge-offs of loans receivable	11,833	8,768	(3,064)
Gains on change of equity interest	—	(1,341)	(1,341)
Interest receivable	117	229	111
Advanced interest received	15	(9)	(25)
Directors’ and statutory auditors’ bonuses	(76)	(72)	4
Other	(133)	(2,140)	(2,006)

Sub-total	29,574	19,123	(10,451)	(35.3)
Interest on deposits and dividends received	24	28	3
Interest paid	(3,553)	(2,956)	596
Income taxes paid	(5,377)	(5,266)	111

Sub-total	20,668	10,928	(9,739)	(47.1)
Loan originations	(100,866)	(118,812)	(17,946)
Collections of loans receivable	87,286	107,110	19,824
Proceeds from sales of loans receivable	—	32,696	32,696
Loans purchased	(4,501)	(16,896)	(12,394)
Collections of purchased loans	2,468	6,708	4,239
Payments for loans factored	(182)	—	182
Collections of loans factored	179	—	(179)
Purchases of assets held for leases	—	(2,466)	(2,466)
Installment loans, net	—	(3,065)	(3,065)

Net cash provided by operating activities	5,053	16,202	11,149	220.6

Investing activities
Restricted deposits pledged as collateral	(9)	(408)	(399)
Time deposits	—	(25)	(25)
Purchases of tangible fixed assets	(447)	(84)	362
Proceeds from sales of tangible fixed assets	366	—	(366)
Purchases of intangible fixed assets	(533)	(1,474)	(940)
Proceeds from sales of intangible fixed assets	38	—	(38)
Purchases of investment securities	(4,053)	(9,003)	(4,949)
Proceeds from sales of investment securities	2,676	1,844	(832)
Acquisition of a consolidated subsidiary, net of cash acquired	—	(763)	(763)
Proceeds from sale of a consolidated subsidiary, net of cash decreased	78	—	(78)
Payments for capital contributions	—	(4,559)	(4,559)
Other	(300)	(1,350)	(1,050)

Net cash used in investing activities	(2,184)	(15,825)	(13,640)	624.4

Japanese GAAP
Consolidated Financial Statements

	Year Ended March 31,
	2004	2005	Change
	Amount	Amount	Amount	Percentage

	(in millions except percentages)

Financing activities
Proceeds from short-term borrowings	3,000	20,400	17,400
Repayments of short-term borrowings	(4,100)	(13,483)	(9,383)
Proceeds from commercial paper	13,000	15,100	2,100
Repayments of commercial paper	(12,200)	(14,800)	(2,600)
Proceeds from long-term borrowings	49,629	70,085	20,456
Repayments of long-term borrowings	(54,808)	(61,907)	(7,099)
Proceeds from bonds	1,279	8,445	7,165
Payments for redemption of bonds	(5,030)	(21,560)	(16,530)
Increase of asset backed commercial paper	5,655	5,294	(361)
Decrease of asset backed commercial paper	(2,847)	(5,087)	(2,240)
Increase of restricted deposits	(357)	(922)	(565)
Decrease of restricted deposits	154	965	811
Proceeds from exercise of stock warrants	1,213	42	(1,171)
Proceeds from issuance of new shares by subsidiaries	525	2,132	1,606
Dividends paid	(1,000)	(1,298)	(298)
Purchases of treasury stock	(1,206)	(1)	1,205
Proceeds from sales of treasury stock	338	909	571
Other	514	450	(63)

Net cash (used in) provided by financing activities	(6,237)	4,765	11,003	176.4

Effect of exchange rate changes on cash and cash equivalents	—	(8)	(8)	—
Net (decrease) increase in cash and cash equivalents	(3,369)	5,142	8,511	(252.6)
Cash and cash equivalents at beginning of year	23,612	20,243	(3,369)	(14.3)

Cash and cash equivalents at end of year	¥20,243	¥25,376	¥5,133	25.4

Japanese GAAP
Consolidated Financial Statements

5)	Significant Items Relating to the Preparation of Consolidated Financial Statements

     (1)  Scope of Consolidation

All subsidiaries are consolidated.

1.	Number of consolidated subsidiaries:	11 companies

2.	Names of consolidated subsidiaries:	Nissin Servicer Co., Ltd., NIS Property Co., Ltd., Nissin Insurance Co., Ltd., NIS Real Estate Co., Ltd., NIS Lease Co., Ltd., J One Investment Co., Ltd., Bird’s Eye Technological Investment Corporation, NIS Trading Co., Ltd., Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd., Miyako Capital Co. Ltd., and Yamagen Securities Co., Ltd.

3.	Bird’s Eye Technological Investment Corporation, NIS Trading Co., Ltd., Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd. and Miyako Capital Co. Ltd. were newly established and became consolidated subsidiaries during the year ended March 31, 2005. Also, Yamagen Securities Co., Ltd. was acquired and became a consolidated subsidiary during the year ended March 31, 2005.

4.	On June 22, 2004, Nissin Credit Guarantee Co., Ltd. was renamed NIS Property Co., Ltd., and on December 17, 2004, Matsuyama Nissin Investment Consulting (Shanghai) Co., Ltd. was renamed Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd.

     (2)  Application of the Equity Method

1.	Number of equity-method affiliates:	7 companies

2.	Names of equity-method affiliates:	Shinsei Business Finance Co., Ltd., Webcashing.com Co., Ltd., Chuo Mitsui Finance Service Co., Ltd, CN Capital Co., Ltd., CN Two Co., Ltd., and other two companies

3.	The equity method was not applied to Ascot Co., Ltd. for the year ended March 31, 2005 because NISSIN believes that Ascot Co., Ltd. does not have a significant influence on NISSIN’s results of operations and financial position.

In addition, Chuo Mitsui Finance Service Co., Ltd. was newly established and became an equity-method affiliate during the year ended March 31, 2005. Also, CN Two Co., Ltd. and other two companies, which are equity-method affiliates of Nissin Servicer Co., Ltd., were newly established and became equity-method affiliates during the year ended March 31, 2005.

4.	If the balance sheet date of equity-method affiliates is different from that of the Company’s consolidated financial statements, the Company’s consolidated financial statements are prepared by using such equity-method affiliates’ financial statements for the relevant accounting year with the exception of Webcashing.com Co., Ltd. and CN Two Co., Ltd.

Webcashing.com Co., Ltd. applies the fiscal year ending September 30. The Company’s consolidated financial statement as of and for the year ended March 31, 2005, are prepared by using Webcashing.com’s adjusted financial statements as of the Company’s consolidated balance sheet date. In addition, CN Two Co., Ltd., established on August 25, 2004, applies the fiscal year ending May 31. The Company’s consolidated financial statements as of and for the year ended March 31, 2005 are prepared by using CN Two’s adjusted financial statements as of February 28, 2005, for the period starting from the date of establishment to February 28, 2005.

Japanese GAAP
Consolidated Financial Statements

     (3)  Balance Sheet Date of Consolidated Subsidiaries

The balance sheet dates of consolidated subsidiaries which are different from the date of the Company’s consolidated balance sheet date are as follows:

Company Name	Balance Sheet Date

J One Investment Co., Ltd.	December 31
Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd.	December 31

The Company’s consolidated financial statements as of and for the year ended March 31, 2005 are prepared by using J One Investment’s adjusted financial statements as of the Company’s consolidated balance sheet date. In addition, the Company’s consolidated financial statements as of and for the year ended March 31, 2005, are prepared by using Matsuyama Nissin Investment & Consulting’s financial statements as of December 31, 2004, for the period starting from the date of establishment to December 31, 2004, and significant transactions that occurred within the Company’s consolidated balance sheet date are taken into account for consolidation purposes.

     (4)  Significant Accounting Policies

1.	Valuation and Computation of Assets

i. Investment securities

Other securities:

Marketable securities

Market value is determined by the market price at year-end.
(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported in a separate component of shareholders’ equity. Cost of securities sold is computed using the moving average method.)

Non-marketable securities

Cost method, cost being determined by the moving average method

ii. Derivatives

Market value method

2.	Depreciation and Amortization of Fixed Assets

i. Tangible fixed assets

Depreciation of tangible fixed assets other than buildings newly acquired after April 1, 1998, excluding building improvements, is computed using the declining-balance method by using rates based on the estimated useful lives of the respective assets, and depreciation of the newly acquired buildings is computed using the straight-line method.

Depreciation of asset held for leases is computed using the straight-line method over the lease term with the estimated fair value of the leased property at the end of the lease term as residual value.

In addition, additional depreciation expense is charged to provide for disposal losses of the assets held for leases that could occur due to uncollectible lease payments.

Japanese GAAP
Consolidated Financial Statements

ii. Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over 5 years, which is the estimated useful life.

iii. Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.

3.	Allowance for Loan Losses and Accrued Expenses

i. Allowance for loan losses

The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to provide for the amount of loan losses. It is calculated by applying a percentage derived from past collection experience to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

ii. Accrued bonuses

Accrued bonuses are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributable to the corresponding year.

iii. Reserve for guarantee losses

The reserve for guarantee losses is maintained at a level that, in management’s judgment, is adequate to provide for estimated probable losses from known and inherent risks in guarantee transactions.

iv. Accrued retirement benefits — directors and statutory auditors

Accrued retirement benefits of NISSIN’s directors and statutory auditors are provided at the amount which would have been required if all directors and statutory auditors had terminated their services at balance sheet date. These amounts are determined in accordance with NISSIN’s internal rules.

vi. Reserves for securities transactions

The amount of reserve for securities transactions is computed as required by the “Cabinet Office Ordinance Concerning Securities Companies”, Ordinance No. 35, pursuant to the Japanese Securities and Exchange Law, Regulation 51, in order to provide for losses on securities transactions in a consolidated subsidiary’s securities business operation.

4.	Foreign currency translation

Receivables and payables denominated in foreign currencies are translated into yen at the rates of exchange in effect at the balance sheet date, and differences arising from the translation are included in the statement of income.

The assets and liabilities of the foreign consolidated subsidiaries are translated into yen at the rates of exchange in effect at the balance sheet date. Revenue and expense accounts are translated at the average rate of exchange in effect during the year. Translation adjustments are presented as a separate component of shareholders’ equity and minority interests.

5.	Accounting for Lease Transactions

Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.

Japanese GAAP
Consolidated Financial Statements

6.	Hedging Activities

i.	Accounting for hedging activities

Deferred hedge accounting has been adopted.

ii.	Hedge instruments and hedge items

•	Hedge instruments

Interest rate swaps

•	Hedge items

Cash flow hedge for interest on borrowing with variable rates

iii.	Hedging policy

In order to reduce its exposure to fluctuations in interest rates on variable rate borrowings, the Company utilizes derivative financial instruments such as interest rate swap contracts.

Evaluation of hedge effectiveness

The Company determines the effectiveness of its hedging transactions based on the correlation between indicated rates of the hedge instruments and those of the hedge items.

7.	Other Significant Accounting Policies for the Preparation of Consolidated Financial Statements

i.	Interest income from notes and loans receivable

Interest income from notes and loans receivable is recognized on an accrual basis.

However, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the Interest Rate Restriction Law in Japan.

ii.	Revenue from purchased loans and costs of purchased loans collected

Revenue from purchased loans is recognized using the collection amount at the time of collection of such loans.

With respect to the costs of purchased loans collected, for those purchased loans for which the Company can reasonably estimate the expected timing and amount of cash flows, the principal portion of the collection amount is recognized as costs and, for those purchased loans for which the Company can not reasonably estimate the expected timing and amount of cash flows, the collection amount is first recognized as cost until it is fully recovered.

iii.	Accounting treatment of consumption taxes

Consumption taxes are excluded from transaction amounts.

Consumption taxes not subject to the exclusion are treated as expense for the corresponding year.

(5)	Evaluation of Assets and Liabilities of Consolidated Subsidiaries

The fair market value method is used to reflect the acquisitions of consolidated subsidiaries.

(6)	Amortization of Consolidation Account Adjustments

Consolidation account adjustments are fully amortized immediately as incurred.

Japanese GAAP
Consolidated Financial Statements

(7)	Appropriation of Earnings

Appropriation of earnings and loss disposition are recognized for the fiscal year in which they are finalized.

(8)	Cash and Cash Equivalents Stated in Consolidated Statements of Cash Flows

Cash and cash equivalents include cash on hand, highly liquid deposits in banks and short-term investments with negligible risk of fluctuation in value and maturities of three months or less.

6)	Changes in Accounting Policies

Amortization of Consolidation and Equity-Method Account Adjustments

In prior periods, consolidation and equity method account adjustments, which represent the cost in excess of fair value of net assets acquired in purchase transactions, have been amortized on a straight line basis over five years except for insignificant amounts. However, beginning for the year ended March 31, 2005, the Company changed the amortization method and fully charged off the excess amount immediately as incurred.

During the year ended March 31, 2005, the Company incurred a substantial amount of consolidation account adjustments from the acquisition of Yamagen Securities Co., Ltd. and this has led the Company to review its current amortization method regarding consolidation and equity-method account adjustments. As a result of the review, the Company determined that it cannot reasonably estimate the useful life of these excesses. Moreover, in order to avoid the fluctuation in investment risk in connection with changes in business strategy and investment environment, the Company has made this change to adopt a more conservative accounting policy.

Due to this change in accounting policy, ¥201 million of goodwill of an equity-method affiliate at the beginning of this year and ¥599 million of consolidation account adjustments recognized during this year was charged off as special losses. As a result, compared with the previous method, ordinary income for the year ended March 31, 2005 increased by ¥70 million, and income before income taxes decreased by ¥730 million.

In addition, since the acquisition of a subsidiary, which arouse a substantial amount of consolidation account adjustments that led to the change in accounting policies, was incurred during the six months ended March 31, 2005, this change in accounting policies was not applied to the consolidated financial statements for the six months ended September 30, 2004.

Consequently, if this change in accounting policies was applied for the six months ended September 30, 2004, ordinary income would be understated by ¥20 million, and income before income taxes would be overstated by ¥180 million.

The impact of this change in accounting policies to the Company’s segment information is indicated in “9. Segment Information”.

7)	Changes in Presentation

Consolidated Statements of Income

“Penalty for cancellation of real estate lease contracts”, which was included in “Other” of “Other Expenses” for the year ended March 31, 2004, is classified separately from the year ended March 31, 2005, as the amount of “Penalty for cancellation of real estate lease contracts” became more than one-tenth of the total of “Other expenses”. The amount of “Penalty for cancellation of real estate lease contracts” for the year ended March 31, 2004 was ¥30 million.

Japanese GAAP
Consolidated Financial Statements

Consolidated Statements of Cash Flows

(1)	With respect to cash flows from operating activities, “Gains on change of equity interest “, which was included in “Other” for the year ended March 31, 2004, is classified separately from the year ended March 31, 2005, as the amount of “Gains on change of equity interest” became significant. The amount of “Gains on change of equity interest” for the year ended March 31, 2004 was ¥373 million.

(2)	With respect to cash flows from operating activities, “Payments for loans factored” and “Collections of loans factored”, which were classified separately for the year ended March 31, 2004, are included in “Other” from the year ended March 31, 2005, as the amount of “Payments for loan factored” and “Collections of loan factored” became insignificant. The amount of “Payments for loans factored” and “Collections of loans factored” for the year ended March 31, 2005 were ¥105 million and ¥119 million, respectively.

(3)	With respect to cash flows from investing activities, “Payments for capital contributions”, which was included in “Other” for the year ended March 31, 2004, are classified separately from the year ended March 31, 2005, as the amount of “Payments for capital contributions” became significant. The amount of “Payments for capital contributions” for the year ended March 31, 2004 was ¥181 million.

8)	Additional Information

Consolidated Statements of Income

In conjunction with the promulgation of the “Law Concerning an Amendment of the Local Tax Laws etc., (Law No. 9, 2003)” on March 31, 2003, the pro forma standard taxation system was adopted for corporate income taxes from the fiscal year beginning on April 1, 2004. Effective April 1, 2004, the Company adopted ASB Practical Issues No. 12, “Practical Treatment Concerning Presentation of Income Statement Regarding Pro Forma Standard Taxation of Corporate Income Tax”, which was issued by the Accounting Standards Board of Japan (ASBJ) on February 13, 2004. As a result, value-added tax and capital ratio tax amounting to ¥113 million were charged as a part of corporate enterprise tax, and were included in “Operating expenses — Other operating expenses”.

9)	Notes to Consolidated Financial Statements

Consolidated Balance Sheets

Note 1.	Assets pledged for short and long-term borrowings as collateral at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Cash and deposits	¥9	¥418
Notes and loans receivable	28,295	18,586
Purchased loans receivable	679	455
Buildings and structures	356	—
Land	262	—
Investments and other assets	9	—

Total	¥29,611	¥19,460

Japanese GAAP
Consolidated Financial Statements

Corresponding borrowings secured by the above collateral at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Short-term borrowings	¥2,100	¥2,500
Current portion of long-term borrowings	14,200	7,301
Long-term borrowings	9,820	9,727

Total	¥26,121	¥19,528

Notes and loans receivable, other than the above, that will be transferred pursuant to forward contracts and the corresponding long-term borrowings including current portion, at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Notes and loans receivable	¥5,557	¥1,827
Long-term borrowings	4,967	2,097
of which current portion	3,575	1,692

In addition, NISSIN entrusted certain loans outstanding to a trust bank. In order to raise funds, NISSIN sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. Since NISSIN reserves an option to repurchase the senior beneficiary interest, NISSIN does not recognize the extinguishment of the aforementioned interest in the consolidated financial statements herein, and the funds are recognized as long-term liability related interest. There is no control over the interest by NISSIN except through the above option. Entrusted loans outstanding included in “Notes and loans receivable”, and the related long-term liability recorded as “Asset backed commercial paper” at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Notes and loans receivable	¥9,593	¥9,216
Asset backed commercial paper	6,465	6,672

Note 2.	Unsecured consumer loans included in notes and loans receivable at March 31, 2004 and 2005 are ¥35,604 million and ¥2,827 million, respectively.

Note 3.	Investments in affiliates at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Investment securities	¥494	¥300
Investments and other assets	1	65

Note 4.	Commitments and contingencies

	March 31,
	2004	2005

	(in millions)
Guarantees for loans outstanding of alliance companies	¥3,511	¥7,330
Guarantees for borrowings of non-consolidated companies:
Shinsei Business Finance Co., Ltd.	1,200	3,645
Chuo Mitsui Finance Service Co., Ltd.	—	150

Japanese GAAP
Consolidated Financial Statements

Note 5.	Rediscounted notes at March 31, 2004 and 2005 are ¥262 million and ¥83 million, respectively.

Note 6.	The number of issued shares of common stock and treasury stock held by NISSIN at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(thousand shares)
Issued shares	134,726	544,668
of which treasury stock	8,498	27,687

Note 7.	As required by the Nonbank Bond Issuing Law, bankrupt and delinquent loans receivable are classified as follows:

	March 31,
	2004	2005

	(in millions)
(1) Bankrupt loans receivable	¥998	¥860
(2) Delinquent loans receivable	2,851	3,072
(3) Delinquent loans receivable (three months or more)	—	—
(4) Restructured loans receivable	14,418	13,874

Total	¥18,268	¥17,807

Notes:	(1)	“Bankrupt loans receivable”, for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3) and Regulation 96-1(4).

	(2)	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivable mentioned in (1), (4).

	(3)	“Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivable mentioned in (1), (2).

	(4)	“Restructured loans receivable” are loans receivable for which the Company reached agreement with the debtors on favorable treatments for the debtors such as reduction and exemption of interest, grace of principal and interest payments, relinquishment of loans receivable, among others, in order to reorganize the borrowing company and support its financial condition, excluding loans receivable mentioned in (1), (2), (3).

Note 8.	In providing its core business, the integrated financial services, under the terms and conditions of the Company’s credit line agreements, the Company may, but is not committed to, lend funds to customers.

The Company’s unfunded credit lines at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Total amount of credit line agreements	¥ 95,895	¥ 70,727
Loans outstanding under credit line agreements	54,294	23,736

Total unfunded credit lines	41,601	46,990
of which unfunded credit lines without loans outstanding	34,624	40,804

Certain portions of credit line agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of the Company.

Under these agreements, the Company also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status and other substantial reason. In addition, the Company examines the agreements regularly in order to take measures for credit conservation.

Japanese GAAP
Consolidated Financial Statements

Consolidated Statements of Income

Note 1.	Significant components of other operating expenses for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Other operating expenses:
Costs of leases and installment loans	¥—	¥1,599
Costs of other	162	1,023
Advertising expenses	217	332
Loan losses	681	137
Provision for loan losses	13,417	9,106
Provision for guarantee losses	108	370
Salaries for directors and statutory auditors	223	289
Salaries for employees	5,317	5,091
Bonuses	436	489
Provision for bonuses	621	677
Depreciation and amortization	108	212
Taxes and duties	429	710
Lease and rental expenses	1,966	2,080
Commission fees	646	862

Note 2.	Details of gains on sales of fixed assets for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Gains on sales of fixed assets:
Buildings and structures	¥0	¥—
Equipments	0	—
Land	116	—
Intangible fixed assets	0	—

Total	¥117	¥—

Note 3.	Details of losses on sales of fixed assets for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Losses on sales of fixed assets:
Buildings and structures	¥1	¥—
Equipments	0	—
Land	3	—

Total	¥5	¥—

Note 4.	Details of losses on disposal of fixed assets for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Losses on disposal of fixed assets:
Buildings and structures	¥36	¥27
Equipments	6	13
Intangible fixed assets	—	68

Total	¥42	¥109

Japanese GAAP
Consolidated Financial Statements

Note 5.	Details of impairment of fixed assets for the years ended March 31, 2004 and 2005 are as follows:

Location:	Matsuyama City, Ehime
Classification of fixed assets:	Real estate for lease (parking space)
Type of fixed assets:	Land

For the purpose of grouping its fixed assets, the Company classified each of its real estate properties for lease and its branches and loan offices as an independent cash flows generating base unit, and its principal office equipments and fixtures as common property.

In respect of the abovementioned parking space which is classified as real estate for lease, due to a significant decline in the fair value of the asset, its carrying value was reduced to its estimated recoverable amount. As a result, the Company incurred special losses of ¥590 million as an impairment loss for the excess of the carrying value over the recoverable amount.

Additionally, the recoverable amount of such fixed assets group is measured based on the net salable price, and is computed and evaluated based on the amount appraised from land assessments and the assessed value for tax purposes that the Company believes appropriately reflects the market price of the assets.

The Company did not recognize any impairment of fixed assets for the year ended March 31, 2005.

Consolidated Statements of Cash Flows

Note 1.	Cash and cash equivalents consist of cash and deposits, and the balances at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Cash and deposits	¥20,252	¥25,820
Time deposits over 3 months	—	(25)
Restricted deposits pledged as collateral	(9)	(418)

Cash and cash equivalents	¥20,243	¥25,376

Note 2.	Significant components of the assets and liabilities of Big Apple Co., Ltd., which have been excluded from the consolidated balance sheet during the year ended March 31, 2004, are as follows:

As of March 31, 2004

(in millions)
Current assets	¥51
Fixed assets	0

Total assets	¥52

Current liabilities	¥12
Long-term liabilities	—

Total liabilities	¥12

Japanese GAAP
Consolidated Financial Statements

Significant components of the assets and liabilities of Yamagen Securities Co., Ltd., which have been acquired and became a consolidated subsidiary during the year ended March 31, 2005, are as follows:

As of December 31, 2004

(in millions)
Current assets	¥3,132
Fixed assets	194
Current liabilities	(47)
Long-term liabilities	—
Statutory reserve	(68)

Acquisition costs	3,810
Cash and cash equivalents	(3,046)

Cash used for acquisition	¥(763)

Japanese GAAP
Consolidated Financial Statements

Significant Subsequent Events

(April 1, 2003 ~ March 31, 2004)

1.	On February 5, 2004, the Board of Directors approved a stock split as follows:

1)	Stock split method:	Two-for-one stock split for all shares owned by the shareholders of record on March 31, 2004
2)	Type of shares subject to be issued:	Common stock
3)	Increase in the number of shares:	134,726,192 shares
4)	Stock split date:	May 20, 2004
5)	Dividend paid for the year from:	April 1, 2004

If the stock split is deemed to have occurred on April 1, 2002, per share data are adjusted retroactively as follows:

	Year Ended March 31,
	2003	2004

	(in yen)
Shareholders’ equity per share	¥177.25	¥212.95
Net income per share:
Basic	19.91	24.52
Diluted	—	22.61

The diluted net income per share for the year ended March 31, 2003 was not presented, as there was no dilutive effect for the fiscal year.

2.	On May 6, 2004, NISSIN and Orient Credit Co., Ltd. signed an agreement concerning the sale of unsecured and unguaranteed consumer loans receivable to Orient Credit Co., Ltd. This decision has been made pursuant to the Company’s basic strategy of concentrating on the markets for both small business owner loans and Wide loans in order to achieve an even higher level of enterprise value.

The details of the sales agreement are as follows:

1)	Sales amount:

The amount is the total balance of consumer loans outstanding, which is ¥32,942 million as of May 31, 2004. The sales price is equivalent to the balance of these consumer loans.

2)	Sale schedule:

May 6, 2004:	Board of Directors’ approval on sales agreement Conclusion of sales agreement
May 31, 2004:	Determination of total sales price
June 1, 2004:	Date of sale (distribution of sales notice)

3)	Information on counterpart company:

Company name:	Orient Credit Co., Ltd.
Location:	6-3, Iwamotocho 1-chome, Chiyoda-ku, Tokyo
Chief executive officer:	Yoshifumi Nakano
Date of establishment:	November 1971
Common stock:	¥6,498 million
Description of business:	Personal finance services
Number of employees:	393 person
Number of offices:	2 offices

Japanese GAAP
Consolidated Financial Statements

3.	The Board of Directors held on May 18, 2004, and subsequently the Annual Shareholders’ Meeting held on June 22, 2004, approved a special resolution on the issuance of new stock subscription rights for incentive purposes as described below, based upon the provisions of Article 280-20 and Article 280-21 of the Commercial Code.

The purpose of the issuance of stock options is to further increase the desire and motivation of individuals to improve operating results, as well as to attract and retain superior human resources.

(1)	Grant for:	NISSIN, its subsidiaries or its equity-method affiliates (the Company)’s directors, statutory auditors, corporate advisors, persons with consulting (shokutaku) agreements, employees, including employees of the Company loaned to other companies and employees of other companies loaned to the Company, or temporary employees with tenure of over one year, or NISSIN’s business partner’s directors, statutory auditors or certain employees which are approved by the Board of Directors at the time of the issuance of such new stock subscription rights.
(2)	Type of shares:	Common stock
(3)	Number of shares of common stock:	Up to a maximum total of 8,000,000 shares
(4)	Amount to be paid in upon stock option exercise:	The amount to be paid in upon exercise of a stock option shall be an amount of the average daily closing price of a share of common stock of NISSIN on the Tokyo Stock Exchange for the month immediately before the month of the issuance date of new stock subscription rights multiplying by 1.10 and the number of shares to be issued or transferred upon exercise of each new share subscription right, with any fraction of one yen rounded upward to the nearest yen.
(5)	Exercise period:	Over the three years from the first day of the month following the month of the approval date.

(April 1, 2004 ~ March 31, 2005)

1.	On February 15, 2005, the Board of Directors approved a stock split as follows:

1)	Stock split method:	1.2-for-1 stock split for all shares owned by the shareholders of record on March 31, 2005
2)	Type of shares subject to be issued:	Common stock
3)	Increase in the number of shares:	108,933,686 shares
4)	Stock split date:	May 20, 2005
5)	Dividend paid for the year from:	April 1, 2005

If the stock split is deemed to have occurred on April 1, 2003, per share data are adjusted retroactively as follows:

	Year Ended March 31,
	2004	2005

	(in yen)
Shareholders’ equity per share	¥88.73	¥105.92
Net income per share:
Basic	10.22	10.55
Diluted	9.42	9.60

Japanese GAAP
Consolidated Financial Statements

2.	The Board of Directors held on April 12, 2005, pursuant to the resolution of the Annual Shareholders’ Meeting held on June 22, 2004, approved a special resolution on the issuance of new stock subscription rights for incentive purposes as described below, based upon the provisions of Article 280-20 and Article 280-21 of the Commercial Code.

The purpose of the issuance of stock options is to further increase the desire and motivation of individuals to improve operating results, as well as to attract and retain superior human resources.

(1)	Issue date of stock option:	April 21, 2005
(2)	Number of stock option (units):	7,440 (Number of shares subject to the stock options shall be 240 shares per unit)
(3)	Issue price of the stock options	Free of charge
(4)	Type of shares:	Common stock
(5)	Number of shares of common stock:	Up to a maximum total of 1,785,600 shares
(6)	Grant for:	NISSIN’s directors, corporate advisors, persons with consulting (shokutaku) agreements, employees and 120 temporary employees with tenure of over one year, and NISSIN’s subsidiaries directors and employees.
(7)	Amount to be paid in upon stock option exercise (in yen per share):	¥268
(8)	Exercise period:	From May 1, 2005 to April 30, 2008

9.	Segment Information

The segment information for the years ended March 31, 2004 and 2005 is as follows:

(1)	Business Segment Information

Business segment information for the year ended March 31, 2004 is as follows:

		Year Ended March 31,
		2004
		Integrated
		Financial	Loan	Other
		Services	Servicing	Businesses	Total	Eliminations	Consolidated

		(in millions)
I.	Operating revenues and operating income
	Operating revenues:
	(1) Operating revenues from third parties	¥40,863	¥4,599	¥230	¥45,693	¥—	¥45,693
	(2) Operating revenues from intersegment sales or transfers	33	—	2	36	(36)	—

	Total operating revenues	40,897	4,599	233	45,730	(36)	45,693
	Operating expenses	30,326	3,699	145	34,171	(37)	34,134

	Operating income	10,570	899	87	11,558	0	11,559

II.	Assets, depreciation and amortization, and capital expenditures
	Assets	202,463	6,684	160	209,308	(1,353)	207,955
	Depreciation and amortization	108	3	0	112	—	112
	Impairment of fixed assets	590	—	—	590	—	590
	Capital expenditures	967	29	2	981	—	981

Notes:	1.	Classification of business segments

		Business segments are classified by taking into consideration the similarity of the nature and essence of businesses and the operating transactions.

	2.	Main descriptions of each business segment

(1) Integrated financial services:	Provision of loan products to individuals, including consumers, small business owners and sole proprietors Provision of leases and other Provision of guarantee services

Japanese GAAP
Consolidated Financial Statements

(2) Loan servicing:	Management, collection, acquisition and investment of specific money claims

(3) Other businesses:	Real estate-related business Agent for life or non-life insurance companies, and other

Business segment information for the year ended March 31, 2005 is as follows:

		Year Ended March 31,
		2005
		Integrated
		Financial	Loan	Other
		Services	Servicing	Businesses	Total	Eliminations	Consolidated

		(in millions)
I.	Operating revenues and operating income
	Operating revenues:
	(1) Operating revenues from third parties	¥34,043	¥11,670	¥154	¥45,867	¥—	¥45,867
	(2) Operating revenues from intersegment sales or transfers	103	32	82	217	(217)	—

	Total operating revenues	34,146	11,702	236	46,085	(217)	45,867
	Operating expenses	27,552	9,775	287	37,615	(367)	37,248

	Operating income (losses)	6,594	1,926	(51)	8,470	149	8,619

II.	Assets, depreciation and amortization, and capital expenditures
	Assets	221,374	21,625	3,723	246,723	(20,436)	226,287
	Depreciation and amortization	658	5	0	664	—	664
	Capital expenditures	3,990	30	5	4,026	—	4,026

Notes:	1.	Classification of business segments

		Business segments are classified by taking into consideration the similarity of the nature and essence of businesses and the operating transactions.

	2.	Main description of each business segment

(1) Integrated financial services:	Provision of loan products to individuals, including consumers, small business owners and sole proprietors Provision of leases and other Provision of guarantee services Securities business

(2) Loan servicing:	Management, collection, acquisition and investment of specific money claims

(3) Other businesses:	Real estate-related business Business owner support services Wholesale trading Agent for life or non-life insurance companies

3.	As discussed in “4. Changes in Accounting Principles”, the Company changed its amortization method for consolidation account adjustments and fully charged off the excess amount immediately as incurred.

Consequently, if the previous method was applied for the year ended March 31, 2005, operating income from integrated financial services would be overstated by ¥40 million.

(2)	Geographical Segment Information

Geographical segment information is omitted for the year ended March 31, 2004 , as the Company has no subsidiary or office outside Japan during the corresponding year.

Geographical segment information is omitted for the year ended March 31, 2005, as domestic operating revenues accounted for more than 90% of the total operating revenues for all segments during the corresponding year.

(3)	Overseas Operating Revenues

Overseas operating revenues information is omitted for the year ended March 31, 2004, as the Company has no overseas operating revenues during the corresponding year.

Japanese GAAP
Consolidated Financial Statements

Overseas operating revenues information is omitted for the year ended March 31, 2005, as overseas operating revenues accounted for less than 10% of the total operating revenues during the corresponding year.

10)	Lease

Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:

Lessee

(1)	Equivalents of acquisition costs, accumulated amortization and book value at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Equipments:
Acquisition costs equivalent	¥2,002	¥2,342
Accumulated amortization equivalent	(710)	(1,051)

Book value equivalent	1,291	1,290
Software:
Acquisition costs equivalent	1,450	787
Accumulated amortization equivalent	(804)	(490)

Book value equivalent	645	296
Other:
Acquisition costs equivalent	4	4
Accumulated amortization equivalent	(1)	(2)

Book value equivalent	2	2

Total:
Acquisition costs equivalent	3,457	3,134
Accumulated amortization equivalent	(1,517)	(1,545)

Book value equivalent	¥1,940	¥1,589

(2)	The amounts of outstanding future minimum lease payments at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Due within one year	¥627	¥558
Due after one year	1,305	1,052

Total	¥1,965	¥1,610

(3)	Lease payments, amortization expense equivalent, interest expense equivalent for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Lease payments	¥758	¥840
Amortization expense equivalent	723	803
Interest expense equivalent	36	41

(4)	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:

•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.

Japanese GAAP
Consolidated Financial Statements

Lessor

(1)	Acquisition costs, accumulated depreciation and amortization and book value of leased assets at March 31, 2004 and 2005 included in assets held for leases are as follows:

	March 31,
	2004	2005

	(in millions)
Machinery:
Acquisition costs	¥—	¥295
Accumulated depreciation	—	(24)

Book value	—	271
Equipments:
Acquisition costs	54	1,705
Accumulated amortization	(1)	(171)

Book value	53	1,534
Software:
Acquisition costs	—	291
Accumulated amortization	—	(31)

Book value	—	259
Other:
Acquisition costs	—	13
Accumulated amortization	—	(0)

Book value	—	12

Total:
Acquisition costs	54	2,305
Accumulated depreciation	(1)	(227)

Book value	¥53	¥2,078

(2)	The amounts of future minimum lease payments to be received at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Due within one year	¥8	¥397
Due after one year	45	1,768

Total	¥53	¥2,166

(3)	Lease revenue, depreciation and amortization expense, interest income equivalent for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Lease revenue	¥1	¥341
Depreciation expense	1	238
Interest income equivalent	0	163

(4)	The method used to calculate interest income equivalent of leased assets is as follows:

•	Interest income equivalent of leased assets is calculated as the amount of total lease payments plus estimated residual value less acquisition costs of the leased assets, with the amount allocated to each relevant accounting period using the interest method.

Impairment of Fixed Assets

The itemized presentation is omitted, as there is no impairment loss allocated to leased assets.

Japanese GAAP
Consolidated Financial Statements

11)	Related Party Transactions

(April 1, 2003 ~ March 31, 2004)

(1)	Directors and key individual shareholders

	Relatives of directors and		Entities majority of which interests are owned by
Attribution:	principle individual shareholders		directors and principle individual shareholders
Name / Entity name:	Michimasa Sakioka	Susumu Sakioka	Shuho, Ltd.	Nissin Building Co., Ltd.
Address:	Matsuyama, Ehime	Matsuyama, Ehime	Matsuyama, Ehime	Matsuyama, Ehime
Capital or investment in capital (in millions):	—	—	¥ 100	¥ 30
Description of business:	Medical doctor	Corporate officer	Life and non-life insurance agency	Real estate rental and agency
Interest of the Company owned:	1.5% directly owned	0.8% directly owned	13.6% directly owned	13.9% directly owned
Description of relationship — interlocking director and / or statutory auditor:	—	—	2 directors	2 directors
Description of relationship — business relationship:	—	—	Office leases, non-life insurance transactions.	Office and parking space leases
Transaction and amount (in millions):	Sale of real property: ¥85 (Note 2)	Sale of equity interest in a subsidiary: ¥117 (Note 3)	Insurance payments: ¥1 (Note 4)	Office and parking space leases: ¥1 (Note 4)
Account and balance at year-end (in millions):	—	—	—	Other current liabilities: ¥ 0
Transaction and amount (in millions):	—	—	Office leases: ¥1 (Note 4)	—
Account and balance at year-end (in millions):	—	—	Other current liabilities: ¥ 0	—

Notes:	1)	Consumption taxes are excluded from the amounts presented above.

	2)	The decision for the sales price of real property is made based on an appraiser’s appraisal value.

	3)	In sales of a stock of a subsidiary, the sales price of equity interests is determined based on market value assessment by a third party.

	4)	Business terms and related decision-making policies:

(I)	Contract terms related to insurance fee payments are the same as those available to unrelated parties.

(II)	Contract terms related to office and parking space leases are set in reference to those in lease agreements with unrelated parties and contain prices that are equivalent to those for such lease agreements.

(2)	Subsidiaries and other

Attribution:	An affiliate	An affiliate
Entity name:	Ascot Co., Ltd.	Shinsei Business Finance Co., Ltd.
Address:	Chiyoda-ku, Tokyo	Chuo-ku, Tokyo
Capital or investment in capital (in millions):	¥ 450	¥ 984
Description of business:	Acquiring customers through the Internet	Provision of loans to businesses
The Company’s interest:	25.0%	25.0%
Description of relationship — interlocking director and / or statutory auditor:	1 director	1 statutory auditor

Description of relationship — business relationship:	Referral of customers	Referral of customers
Transaction and amount (in millions):	Commission payments: ¥35 (Note 2)	Commission payments: ¥10 (Note 2)
Account and balance at year-end (in millions):	Other current liabilities: ¥	3 Other current liabilities: ¥1
Transaction and amount (in millions):	—	Commission received: ¥15 (Note 2)
Account and balance at year-end (in millions):	—	Other current assets: ¥ 0

Description of relationship — business relationship:	—	Loan guarantee transactions to customers
Transaction and amount (in millions):	—	Loan guarantee commission: ¥89 (Note 2)
Account and balance at year-end (in millions):	—	Other current assets: ¥16

Description of relationship — business relationship:	—	Guarantees for borrowings from banks
Transaction and amount (in millions):	—	Bank loan guarantee commission: ¥5 (Note 2)
Account and balance at year-end (in millions):	—	Other current assets: ¥ 1

Notes:	1)	Consumption taxes are excluded from the amounts presented above.

	2)	Business terms and related decision-making policies:

Japanese GAAP
Consolidated Financial Statements

(I)	Contract terms related to commission payments are set in reference to those in referral agreements with unrelated parties and contain prices that are equivalent to those for such referral agreements.

(II)	Contract terms related to loan guarantee commissions are set in reference to those available to unrelated parties and are decided upon agreement of both companies.

(April 1, 2004 ~ March 31, 2005)

(1)	Directors and key individual shareholders

Attribution:	Entities majority of which interests are owned by directors and principle individual shareholders
Name / Entity name:	Shuho, Ltd.	Nissin Building Co., Ltd.
Address:	Matsuyama, Ehime	Matsuyama, Ehime
Capital or investment in capital (in millions):	¥ 100	¥ 30
Description of business:	Life and non-life insurance agency	Real estate rental and agency
Interest of the Company owned:	13.2% directly owned	13.5% directly owned
Description of relationship — interlocking director and/or statutory auditor:	2 directors	2 directors
Description of relationship — business relationship:	Office leases, non-life insurance transactions.	Office and parking space leases
Transaction and amount (in millions):	Office leases: ¥0 (Note 2)	Office and parking space leases: ¥1 (Note 2)
Account and balance at year-end (in millions):	Other current liabilities: ¥ 0	Other current liabilities: ¥ 0

Notes:	1)	Consumption taxes are excluded from the amounts presented above.

	2)	Business terms and related decision-making policies:

Contract terms related to office and parking space leases are set in reference to those in lease agreements with unrelated parties and contain prices that are equivalent to those for such lease agreements.

(2)	Subsidiaries and other

Attribution:	An affiliate
Entity name:	Shinsei Business Finance Co., Ltd.
Address:	Chuo-ku, Tokyo
Capital or investment in capital (in millions):	¥ 984
Description of business:	Provision of financial services to businesses
The Company’s interest:	5.0%
Description of relationship — interlocking director and / or statutory auditor:	1 director

Description of relationship — business relationship:	Referral of customers
Transaction and amount (in millions):	Commission payments: ¥31 (Note 2)
Account and balance at year-end (in millions):	Other current liabilities: ¥ 2
Transaction and amount (in millions):	Commission received: ¥ 12 (Note 2)
Account and balance at year-end (in millions):	Other current assets: ¥ 0

Description of relationship — business relationship:	Loan guarantee transactions to customers
Transaction and amount (in millions):	Loan guarantee commission: ¥ 315 (Note 2)
Account and balance at year-end (in millions):	Other current assets: ¥ 61

Description of relationship — business relationship:	Guarantees for borrowings from banks
Transaction and amount (in millions):	Bank loan guarantee commission: ¥34 (Note 2)
Account and balance at year-end (in millions):	Other current assets: ¥4

Notes:	1)	Consumption taxes are excluded from the amounts presented above.

Japanese GAAP
Consolidated Financial Statements

2)	Business terms and related decision-making policies:

(I)	Contract terms related to commission payments are set in reference to those in referral agreements with unrelated parties and contain prices that are equivalent to those for such referral agreements.

(II)	Contract terms related to loan guarantee commissions are set in reference to those available to unrelated parties and are decided upon agreement of both companies.

12)	Deferred Income Taxes

(1)	Significant components of deferred tax assets and liabilities at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Deferred tax assets:
Loan losses	¥43	¥15
Allowance for loan losses	2,023	649
Reserve for guarantee losses	—	141
Accrued local taxes	234	58
Accrued retirement benefits — directors and statutory auditors	135	133
Accrued bonuses	249	249
Devaluation of fixed assets	—	—
Impairment of fixed assets	239	239
Unrealized losses on investment securities	—	—
Other	140	114

Total deferred tax assets	3,066	1,601

Deferred tax liabilities:
Unrealized gains on investment securities	(2,133)	(5,401)

Total deferred tax liabilities	(2,133)	(5,401)

Net deferred tax assets	¥933	¥(3,799)

(2)	The reconciliation of the difference between the statutory tax rate and the effective income tax rate for the years ended March 31, 2004 and 2005 is omitted as the total of these differences is less than 5% of statutory tax rate.

Japanese GAAP
Consolidated Financial Statements

13)	Investment Securities

(1)	Marketable securities included in other securities at March 31, 2004 and 2005 are as follows:

	March 31,
	2004			2005
Other securities	Book Value	Carrying Value	Difference	Book Value	Carrying Value	Difference

	(in millions)
Carrying value exceeding book value
Equity securities	¥ 997	¥ 6,673	¥ 5,676	¥ 5,109	¥ 18,464	¥13,354
Carrying value not exceeding book value
Equity securities	2,005	1,609	(395)	197	179	(17)

Total	¥ 3,002	¥ 8,282	¥ 5,280	¥ 5,306	¥ 18,644	¥ 13,337

(2)	Other securities sold during the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004			2005
Other securities	Sales Proceeds	Gain on Sales	Loss on Sales	Sales Proceeds	Gain on Sales	Loss on Sales

	(in millions)
Equity securities	¥ 2,242	¥ 319	¥ 469	¥ 1,844	¥ 972	¥ 9

(3)	Other securities that have no market price are as follows:

	March 31,
	2004	2005
	Carrying Value	Carrying Value

	(in millions)
Other securities:
Non-marketable securities	¥ 325	¥ 2,713
Bonds	24	155
Other	534	2,422

Total	¥ 884	¥ 5,291

(4)	Investment securities impaired for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005
	Impairment Amount	Impairment Amount

	(in millions)
Other securities	¥ 239	¥ 35
		(1,542)

Notes:	1)	Impairment was recognized for investment securities for which the fair value declined by more than 50% or those for which the average market price at month-end declined by more than 30% or more but less than 50% for the past two years.

	2)	The figure in parentheses represents the amount of “Losses on devaluation of investment securities” which reflects the collectibility of unrealized losses due to intercompany transactions incurred during the year ended March 31, 2005.

Japanese GAAP
Consolidated Financial Statements

14)	Derivative Transaction

(1)	Details of derivatives

I.	Details of transactions

In order to effectively manage and reduce its exposure to fluctuations in interest rates while conducting regular operations, the Company utilizes derivative instruments such as interest rate swap contracts.

II.	Derivative transactions policies

The Company does not enter into derivative contracts for trading or speculative purposes.

III.	The purpose of derivative transactions

In order to avoid adverse influences in the Company’s funding costs (interest payments) caused by fluctuations in market interest rates, the Company utilizes interest rate swap contracts to set up a fixed interest on variable rate borrowings.

IV.	Details of risks on derivative transactions

i.	Market risks

Market risks are risks caused by changes in the market condition that expose a transaction’s position to gains and losses, and interest rate derivative transactions are exposed to interest rate risks.

However, these risks are inconsequential as the Company only utilizes derivative transactions in the range of its debts and credits.

ii.	Credit risks

Credit risks are risks caused by non-performing counterparties that deny the Company of future benefits from the transactions, had they been closed.

The Company’s counterparties to these transactions are limited to major financial institutions such as banks or securities firms with favorable credit ratings. Therefore, the management of the Company does not anticipate realization of any credit risk from its derivative transaction. In addition, there is no credit risk concentration as the Company diversifies its counter-parties.

V.	Risk management of derivative transactions

Derivative transactions are executed and managed by the Company’s principal department in accordance with the Company’s internal rules approved by the Board of Directors.

In addition, the Company’s internal rules on derivative transactions consist of criteria and policies with respect to derivative transactions to be implemented, appropriate risk management stipulated by its Regulation of Derivative Operations, and management and supervision of derivative transactions stipulated by its Regulation of Derivative Transactions.

Furthermore, the principal departments of NISSIN and its consolidated subsidiaries report to the monthly held Board of Directors meetings about the positions of the transactions for the purpose of risk management, so that in the case of any large scale fluctuation in a market that can cause the Company to suffer significant losses, a management system to execute prompt action is readily available.

Significant transactions made by consolidated subsidiaries are verified by NISSIN.

(2)	Market value of derivative transactions

The details for market value of derivative transaction are omitted as hedge accounting has been adopted for all derivative transactions.

Japanese GAAP
Consolidated Financial Statements

5.	Operating Data

1)	Consolidated Operating Results

1.	Operating Revenues by Business Segment

	Year Ended March 31,
	2004		2005		Change
		Percentage		Percentage
	Amount	of Total	Amount	of Total	Amount	Percentage

			(in millions except percentages)
Integrated financial services
Interest income from notes and loans receivable:
Consumer loans	¥9,772	21.4%	¥1,984	4.3%	¥(7,788)	(79.7)%
Wide loans	12,717	27.8	10,280	22.4	(2,436)	(19.2)
Small business owner loans	11,318	24.8	11,069	24.1	(248)	(2.2)
Business Timely loans	4,588	10.0	4,919	10.7	331	7.2
Secured loans	198	0.4	949	2.1	751	379.1
Notes receivable	28	0.1	45	0.1	17	60.9

Total interest income from notes and loans receivable	38,623	84.5	29,250	63.7	(9,373)	(24.3)

Other financial income	1	0.0	0	0.0	(0)	(66.3)
Other operating income:
Loan origination fees	926	2.0	1,367	3.0	441	47.6
Recovery from loans previously charged off	795	1.8	711	1.6	(83)	(10.6)
Guarantee fees received	368	0.8	844	1.8	476	129.5
Revenue from leases and installment loans	101	0.2	1,657	3.6	1,556	—
Other	48	0.1	211	0.5	163	337.3

Total other operating income	2,239	4.9	4,792	10.5	2,553	114.0

Sub-total	40,863	89.4	34,043	74.2	(6,820)	(16.7)

Loan servicing
Revenue from purchased loans	4,537	10.0	10,095	22.0	5,557	122.5
Other operating income	61	0.1	1,575	3.4	1,514	—

Sub-total	4,599	10.1	11,670	25.4	7,071	153.8

Other businesses
Other operating income	230	0.5	154	0.4	(76)	(33.2)

Total	¥45,693	100.0%	¥45,867	100.0%	¥174	0.4%

Notes:	1)	Business segments presented above are identical to the business segments presented in “9. Segment Information — (1) Business Segment Information”.

	2)	Consumption taxes are excluded from the amounts presented above.

Japanese GAAP
Consolidated Financial Statements

2.	Operating Assets by Business Segment

	March 31,
	2004		2005		Change
		Percentage		Percentage
	Amount	of Total	Amount	of Total	Amount	Percentage

	(in millions except percentages)
Integrated financial services
Notes and loans receivable	¥175,440	96.9%	¥145,307	86.8%	¥(30,132)	(17.2)%
Assets held for leases and installment loans	380	0.2	5,756	3.4	5,376	—
Other	89	0.1	893	0.5	803	894.2

Sub-total	175,911	97.2	151,958	90.7	(23,952)	(13.6)
Loan servicing
Purchased loans receivable and real estate for sale	5,059	2.8	15,531	9.3	10,471	207.0

Total	¥180,970	100.0%	¥167,489	100.0%	¥(13,481)	(7.4)%

Notes:	1)	Installment loans included in “Assets held for leases and installment loans” represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

	2)	Other than those presented above, guaranteed loans outstanding in connection with the credit guarantee business in integrated financial services are as follows:

	March 31,
	2004	2005	Change
	Amount	Amount	Amount	Percentage

	(in millions except percentages)
Guaranteed loans outstanding	¥3,619	¥7,701	¥4,082	112.8%

Note:	The amounts of guaranteed loans outstanding presented above are the amounts before deduction of reserves for guarantee losses.

3.	Loans Outstanding by Product

	March 31,
	2004			2005			Change
	Number of		Percentage	Number of		Percentage	Number of
	Accounts	Amount	of Total	Accounts	Amount	of Total	Accounts	Amount	Percentage

	(in millions except accounts and percentages)
Consumer loans	88,809	¥35,604	20.3%	9,017	¥2,827	1.9%	(79,792)	¥(32,776)	(92.1)%
Wide loans	33,975	55,686	31.8	30,362	46,128	31.7	(3,613)	(9,558)	(17.2)
Small business owner loan	23,794	55,152	31.4	23,486	56,958	39.2	(308)	1,806	3.3
Business Timely loans	16,163	18,658	10.6	17,493	20,862	14.4	1,330	2,203	11.8
Secured loans	278	9,942	5.7	370	18,385	12.7	92	8,443	84.9
Notes receivable	176	396	0.2	91	145	0.1	(85)	(250)	(63.3)

Total	163,195	¥175,440	100.0%	80,819	¥145,307	100.0%	(82,376)	¥(30,132)	(17.2)%

Note: There were no subsidiaries with any loans outstanding at March 31, 2004 and 2005.

May 9, 2005

Condensed Statements of Non-consolidated Financial Results

for the Year Ended March 31, 2005

Company Name:	NISSIN CO., LTD. (URL:http://www.nisgroup.jp/)

Stock Exchange Listings:	Tokyo Stock Exchange, First Section (Code: 8571) New York Stock Exchange (Trading Symbol: NIS)

Location of Head Office:	Tokyo and Ehime

President:	Kunihiko Sakioka, Representative Director

Inquiries:	Hitoshi Higaki, Managing Director and General Manager of Operations Control Division (Tel: +81-3-3348-2424)

Date of Board of Directors’ Meeting for Approval of the Financial Results:	May 9, 2005

Application of GAAP:	Japanese GAAP

Scheduled Date of Annual Shareholders’ Meeting:	June 22, 2005

Date of Year-end Dividend Payment:	From June 23, 2005

Trade Unit:	A Unit is Constituted of 100 Shares

Japanese GAAP
Non-consolidated Financial Statements

6.	SUMMARY OF THE NON-CONSOLIDATED FINANCIAL RESULTS

1.	Non-consolidated Financial Results for the Year Ended March 31, 2005

1)	Non-consolidated Operating Results

	Year Ended March 31,
	2004		2005
		Percentage		Percentage
	Amount	(Note 4)	Amount	(Note 4)

	(in millions except percentages )
Operating revenues	¥40,795	(1.4)%	¥32,370	(20.7)%
Operating income	10,668	2.0	7,546	(29.3)
Ordinary income	10,596	2.8	7,989	(24.6)
Net income	5,483	10.9	6,279	14.5

	Year Ended March 31,
	2004	2005

	(in yen except percentages)
Net income per share:
Basic	¥43.49	¥12.21
Diluted	40.19	11.20
Return on equity (%)	11.2%	10.6%
Ratio of ordinary income to total assets (%)	5.3	3.9
Ratio of ordinary income to operating revenues (%)	26.0	24.7

Notes:	1.	The weighted-average numbers of outstanding shares were 124,679,832 shares for the year ended March 31, 2004 and 508,678,311 shares for the year ended March 31, 2005.
	2.	On each of May 20, 2004 and November 19, 2004, NISSIN completed a two-for-one stock split.
	3.	Changes in accounting policy: None
	4.	The percentages indicated in the rows for operating revenues, operating income, ordinary income and net income represent the rates of increase (decrease) from the respective figures for the previous year.

2)	Dividends

	Year Ended March 31,
	2004	2005

Dividends per share (in yen):	¥8.50	¥3.875
Half-year dividend	3.75	1.375
Year-end dividend	4.75	2.50
Total year dividends payment (in millions)	1,062	1,992
Dividend payout ratio (%)	19.4%	31.7%
Ratio of dividend to shareholders’ equity (%)	2.0	3.1

Notes:	1.	Details of the dividend per share for the year ended March 31, 2005
		Ordinary dividend: ¥3.625
		Commemorative dividend: ¥0.25
	2.	On each of May 20, 2004 and November 19, 2004, NISSIN completed a two-for-one stock split.

Japanese GAAP
Non-consolidated Financial Statements

3)	Non-consolidated Financial Position

	March 31,
	2004	2005

	(in millions except percentages and per share data)
Total assets	¥201,733	¥206,782
Shareholders’ equity	53,150	64,861
Shareholders’ equity ratio (%)	26.4%	31.4%
Shareholders’ equity per share (in yen)	420.58	125.32

Notes:	1.	There were 126,228,167 and 516,981,278 shares outstanding at March 31, 2004 and 2005, respectively.
	2.	The numbers of shares of treasury stock were 8,498,025 shares and 27,687,153 shares at March 31, 2004 and 2005, respectively.
	3.	On each of May 20, 2004 and November 19, 2004, NISSIN completed a two-for-one stock split.

2.	Non-consolidated Financial Forecasts for the Fiscal Year Ending March 31, 2006

	Six Months Ending	Year Ending
	September 30, 2005	March 31, 2006

	( in millions )
Operating revenues	¥16,241	¥34,019
Ordinary income	3,210	8,352
Net income	1,886	4,912

Dividends Per Share

(in yen)
Half-year dividend for the six months ending September 30, 2005	¥1.55
Year-end dividend for the six months ending March 31, 2006	1.55

Total dividends for the year ending March 31, 2006	¥3.10

(Reference) Net income per share for the year ending March 31, 2006 is forecasted to be ¥7.92

Notes:	1.	NISSIN will conduct a 1.2-for-1 stock split on May 20, 2005. Net income per share for the year ending March 31, 2006 is calculated by using the number of outstanding shares of common stock on March 31, 2005 adjusted for the stock split (620,377,534 shares). If the number of outstanding shares of common stock is not adjusted to reflect the stock split, net income per share for the year ending March 31, 2006 would be forecasted to be ¥9.50.
	2.	Our forecasts reflect our judgment based on the information available at this time. Because actual results may differ from these forecasts, you should not make an investment decision based solely on these forecasts. To read the assumptions used for these forecasts and other related considerations, see pages 19 and 20 of the Supplementary Materials.

Japanese GAAP
Non-consolidated Financial Statements

7.	NON-CONSOLIDATED FINANCIAL STATEMENTS

1)	Non-consolidated Balance Sheets

	March 31,
	2004		2005
		Percentage		Percentage
		of Total		of Total	Change in
	Amount	Assets	Amount	Assets	Amount

	(in millions except percentages)
ASSETS:
Current Assets:
Cash and deposits	¥18,362		¥17,686		¥(675)
Notes receivable (Note 5)	396		145		(250)
Loans receivable (Notes 1, 2, 10 and 11)	175,044		145,162		(29,881)
Factoring loans	19		3		(15)
Compensation of loans receivable	70		204		133
Interest receivable	1,060		830		(229)
Prepaid expenses	395		332		(63)
Deferred tax assets	1,252		469		(783)
Accrued income	38		57		19
Other	239		1,171		932
Allowance for loan losses	(10,424)		(6,864)		3,560

Total Current Assets	186,454	92.4	159,199	77.0	(27,254)

Fixed Assets:
Tangible fixed assets
Buildings (Note 1)	1,031		1,019
Accumulated depreciation	(563)		(573)

	467		445		(22)

Structures	37		37
Accumulated depreciation	(29)		(30)

	7		6		(0)

Equipments	361		363
Accumulated depreciation	(238)		(217)

	122		146		24

Land (Note 1)	355		355		—

Total tangible fixed assets	953	0.5	954	0.5	0

Intangible fixed assets
Software	95		2,220		2,125
Telephone rights	130		130		—
Other	858		—		(858)

Total intangible fixed assets	1,085	0.5	2,351	1.1	1,266

(Continued)

Japanese GAAP
Non-consolidated Financial Statements

	March 31,
	2004		2005
		Percentage		Percentage
		of Total		of Total	Change in
	Amount	Assets	Amount	Assets	Amount
	(in millions except percentages)

(Continued)

Investments and other assets
Investment securities (Note 1)	9,167		21,368		12,200
Investment in affiliates	1,671		6,109		4,437
Capital contributions	128		31		(97)
Investment in affiliates (other)	—		1,050		1,050
Loans to affiliates	142		13,634		13,492
Long-term loans to employees	73		111		38
Bankrupt and delinquent loans receivable (Notes 3 and 10)	3,850		3,932		82
Long-term prepaid expenses	54		76		22
Deposit of restricted cash	425		381		(43)
Other (Note 1)	830		747		(83)
Allowance for loan losses	(3,103)		(3,167)		(63)

Total investments and other assets	13,240	6.6	44,276	21.4	31,036

Total Fixed Assets	15,278	7.6	47,582	23.0	32,303

Total Assets	¥201,733	100.0	¥206,782	100.0	¥5,048

Japanese GAAP
Non-consolidated Financial Statements

	March 31,
	2004		2005
		Percentage of		Percentage of
		Total Liabilities		Total Liabilities
		and		and
		Shareholders’		Shareholders’	Change in
	Amount	Equity	Amount	Equity	Amount

	(in millions except percentages)
LIABILITIES:
Current Liabilities:
Short-term borrowings (Note 1)	¥2,100		¥7,417		¥5,317
Current portion of long-term borrowings (Note 1)	50,423		48,874		(1,549)
Current portion of bonds	21,500		5,000		(16,500)
Commercial paper	3,200		3,500		300
Other payable	380		688		307
Accrued expenses	492		260		(231)
Accrued income taxes	2,231		81		(2,150)
Deposit received	56		90		34
Unearned income	17		22		5
Accrued bonuses	617		616		(1)
Reserve for guarantee losses	108		349		241
Warrants	5		—		(5)
Other (Note 5)	262		160		(102)

Total Current Liabilities	81,395	40.3	67,059	32.4	(14,335)

Long-term Liabilities:
Bonds	6,000		9,500		3,500
Convertible bond	10,000		8,942		(1,058)
Long-term borrowings (Note 1)	43,677		44,564		886
Asset backed commercial paper (Note 1)	6,465		6,672		206
Deferred tax liabilities	649		4,783		4,134
Accrued retirement benefits — directors and statutory auditors	333		330		(3)
Other	61		67		6

Total Long-term Liabilities	67,188	33.3	74,861	36.2	7,672

Total Liabilities	148,583	73.6	141,920	68.6	(6,662)

SHAREHOLDERS’ EQUITY:
Common stock (Notes 6 and 7)	7,218	3.6	7,779	3.8	560
Additional paid-in capital
General	9,647		10,203		556
Other
Gains on sales of treasury stock	44		262		218

Total additional paid-in capital	9,691	4.8	10,465	5.1	774
Retained earnings
Legal reserve	400		400		—
General reserves
Dividend reserves	1,000		1,000
Other	29,800		34,100

Total general reserves	30,800		35,100		4,300
Unappropriated retained earnings	5,620		6,240		619

Total retained earnings	36,821	18.3	41,740	20.2	4,919
Unrealized gains on investment securities (Note 8)	3,147	1.6	7,913	3.8	4,766
Treasury stock (Note 9)	(3,727)	(1.9)	(3,037)	(1.5)	690

Total Shareholders’ Equity	53,150	26.4	64,861	31.4	11,711

Total Liabilities and Shareholders’ Equity	¥201,733	100.0	¥206,782	100.0	¥5,048

Japanese GAAP
Non-consolidated Financial Statements

2)	Non-consolidated Statements of Income

	Year Ended March 31,
	2004		2005		Change
		Percentage		Percentage
		of Total		of Total
		Operating		Operating
	Amount	Revenues	Amount	Revenues	Amount	Percentage

	(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥38,623		¥29,250
Other financial income (Note 1)	1		0
Other operating income (Note 2)	2,170		3,120

Total operating revenues	40,795	100.0	32,370	100.0	¥(8,424)	(20.7)
Operating Expenses:
Financial costs (Note 3)	3,389		2,733
Other operating expenses
Costs of real estate leases and other	21		148
Advertising expenses	144		322
Loan losses	656		100
Provision for loan losses	12,805		8,129
Provision for guarantee losses	108		349
Salaries for directors and statutory auditors	172		182
Salaries for employees	5,058		4,380
Bonuses	393		403
Provision for bonuses	617		616
Depreciation and amortization	101		205
Taxes and duties	407		589
Lease and rental expenses	1,908		1,919
Commission fees	648		799
Other	3,693		3,943

Total operating expenses	30,126	73.8	24,824	76.7	(5,302)	(17.6)

Operating Income	10,668	26.2	7,546	23.3	(3,122)	(29.3)

Other Income: (Note 4)
Interest income from loans to subsidiaries	10		246
Interest income from securities	0		1
Dividends received	22		27
Dividends from insurance	6		0
Guarantee fees received	41		39
Fees received in connection with sale of loans receivable	—		392
Fees received from securities loaned	—		81
Other	13		36

Total other income	94	0.2	825	2.6	730	769.7

Other Expenses:
Stock issuance costs	35		104
Bond issuance costs	14		54
ABCP issuance costs	83		—
Penalty for cancellation of real estate lease contracts	23		69
Syndicated loan borrowing costs	—		140
Other	10		13

Total other expenses	166	0.4	382	1.2	215	129.1

Ordinary Income	10,596	26.0	7,989	24.7	(2,607)	(24.6)

(Continued)

Japanese GAAP
Non-consolidated Financial Statements

	Year Ended March 31,
	2004		2005		Change
		Percentage		Percentage
		of Total		of Total
		Operating		Operating
	Amount	Revenues	Amount	Revenues	Amount	Percentage

	(in millions except percentages)
(Continued)

Special Gains:
Gains on sales of fixed assets (Note 5)	117		—
Gains on sales of investment securities	343		937
Gains on sales of subsidiaries and affiliates	244		—
Reversal of allowance for loan losses	—		3,327
Other	—		0

Total special gains	705	1.7	4,264	13.2	3,559	504.3
Special Losses:
Losses on sales of fixed assets (Note 6)	5		—
Losses on disposal of fixed assets (Note 7)	42		103
Impairment of fixed assets (Note 8)	590		—
Losses on sales of investment securities	469		1,552
Impairment of investment securities	239		35
Impairment of equity interest in affiliates	249		—
Penalty for cancellation of lease contracts	—		327

Total special losses	1,597	3.9	2,019	6.3	422	26.4

Income Before Income Taxes	9,705	23.8	10,234	31.6	529	5.5

Income Taxes:
Current	4,590		2,290
Deferred	(369)		1,664

Total income taxes	4,221	10.4	3,954	12.2	(266)	(6.3)

Net Income	5,483	13.4	6,279	19.4	795	14.5

Retained earnings at beginning of year	600		660		60
Half-year dividend paid	463		700		236

Unappropriated Retained Earnings at End of Year	¥5,620		¥6,240		¥619

Japanese GAAP
Non-consolidated Financial Statements

3)	Non-consolidated Statements of Appropriation of Earnings

	Year Ended March 31,
	2004	2005	Change in
	Amount	Amount	Amount

	(in millions)
Unappropriated Retained Earnings at End of Year	¥5,620	¥6,240	¥619
Appropriations:
Cash dividends	599	1,292	693
Directors’ and statutory auditors’ bonuses	61	70	9
General reserves
Other	4,300	3,800	(500)

Total appropriations	4,960	5,163	202

Unappropriated Retained Earnings Carried Forward	¥660	¥1,076	¥416

Notes:	1.	On December 10, 2003, NISSIN paid half-year dividends in a total amount of ¥420 million at ¥3.75 per share.
	2.	On December 10, 2004, NISSIN paid half-year dividends in a total amount of ¥700 million at ¥2.75 per share.
	3.	Dividends in the year ended March 31, 2004 were not paid for the 8,498,025 shares of treasury stock.
	4.	Dividends in the year ended March 31, 2005 were not paid for the 27,687,153 shares of treasury stock.
	5.	The amount of statutory auditors’ bonuses included in “Directors’ and statutory auditors’ bonuses” above for the year ended March 31, 2004 and 2005 were ¥3 million and ¥3 million, respectively.

Details of cash dividends paid per share are as follows:

	Year Ended March 31,
	2004			2005
	Per Annum	Half-year	Year-end	Per Annum	Half-year	Year-end

	(in yen)
Dividends per common stock share	¥8.50	¥3.75	¥4.75	¥3.875	¥1.375	¥2.50
Ordinary dividends	8.50	3.75	4.75	3.625	1.125	2.50
Commemorative dividends	—	—	—	0.25	0.25	—

Note:	On each of May 20, 2004 and November 19, 2004, NISSIN completed a two-for-one stock split.

Japanese GAAP
Non-consolidated Financial Statements

4)	Significant Accounting Policies

1.	Valuation and Computation of Assets

1)	Investment securities

i.	Investment in subsidiaries and affiliates

Cost method, cost being determined by the moving average method

ii.	Other securities:

Marketable securities

Market value is determined by market price at year end.

(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported in a separate component of shareholders’ equity. Cost of securities sold is computed using the moving average method.)

Non-marketable securities

Cost method, cost being determined by the moving average method.

2.	Derivatives

Market value method.

3.	Depreciation and Amortization of Fixed Assets

1)	Tangible fixed assets

Depreciation of tangible fixed assets other than buildings newly acquired after April 1, 1998, excluding building improvements, is computed using the declining-balance method by using rates based on the estimated useful lives of the respective assets, and depreciation of newly acquired buildings is computed using the straight-line method.

2)	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over 5 years, which is the estimated useful life.

3)	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.

4.	Deferred Assets

The entire amounts of stock issuance costs and bonds issuance costs are treated as expenses for the fiscal year.

5.	Allowance for Loan Losses and Accrued Expenses

1)	Allowance for loan losses

The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to provide for the amount of loan losses. It is calculated by applying a percentage derived from past collection experience to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

Japanese GAAP
Non-consolidated Financial Statements

2)	Accrued bonuses

Accrued bonuses are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributable to the corresponding year.

3)	Reserve for guarantee losses

The reserve for guarantee losses is maintained at a level that, in management’s judgment, is adequate to provide for estimated probable losses from known and inherent risks in guarantee transactions.

4)	Accrued retirement benefits — directors and statutory auditors

Accrued retirement benefits of NISSIN’s directors and statutory auditors are provided at the amount which would have been required if all directors and statutory auditors had terminated their services at the balance sheet date. These amounts are determined in accordance with NISSIN’s internal rules.

6.	Basis for Revenue Recognition

Interest income from notes and loans receivable:

Interest income from notes and loans receivable is recognized on an accrual basis.

However, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the Interest Restriction Law in Japan.

7.	Accounting for Lease Transactions

Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.

8.	Hedging Activities

1)	Accounting for hedging activities

Deferred hedge accounting has been adopted.

2)	Hedge instruments and hedge items

•	Hedge instruments

Interest rate swaps

•	Hedge items

Cash flow hedge for interest on borrowing with variable rates

3)	Hedging policy

In order to reduce its exposure to fluctuations in interest rates on variable rate borrowings, NISSIN utilizes derivative financial instruments such as interest rate swap contracts.

4)	Evaluation of hedge effectiveness

NISSIN determines the effectiveness of its hedging transactions based on the correlation between the indicated rates of the hedge instruments and those of the hedge items.

Japanese GAAP
Non-consolidated Financial Statements

9.	Other Significant Accounting Policies for the Preparation of Financial Statements

1)	Accounting treatment of consumption taxes

Consumption taxes are excluded from transaction amounts.

Consumption taxes not subject to the exclusion are treated as expense for the corresponding year.

5)	Additional Information

Non-consolidated Statements of Income

In conjunction with the promulgation of the “Law Concerning an Amendment of the Local Tax Laws etc., (Law No. 9, 2003)” on March 31, 2003, the pro forma standard taxation system was adopted for corporate income taxes from the fiscal year beginning on April 1, 2004. Effective April 1, 2004, NISSIN adopted ASB Practical Issues No. 12, “Practical Treatment Concerning Presentation of Income Statement Regarding Pro Forma Standard Taxation of Corporate Income Tax”, which was issued by the Accounting Standards Board of Japan (ASBJ) on February 13, 2004. As a result, value-added tax and capital ratio tax amounting to ¥91 million were charged as a part of corporate enterprise tax, and were included in “Operating expenses — Other operating expenses — Taxes and duties”.

6)	Notes to Non-consolidated Financial Statements

Non-consolidated Balance Sheets

Note 1.	Assets pledged for short and long-term borrowings as collateral at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Loans receivable	¥28,295	¥18,586
Buildings	356	—
Land	262	—
Investments and other assets	9	—

Total	¥28,923	¥18,586

Corresponding borrowings secured by the above collateral at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Short-term borrowings	¥2,100	¥2,500
Current portion of long-term borrowings	14,080	6,596
Long-term borrowings	8,857	9,118

Total	¥25,038	¥18,215

Japanese GAAP
Non-consolidated Financial Statements

Loans receivable, other than the above, that will be transferred pursuant to forward contracts and the corresponding long-term borrowings including current portion, at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Loans receivable	¥5,557	¥1,827
Long-term borrowings	4,967	2,097
of which current portion	3,575	1,692

In addition, NISSIN entrusted certain loans outstanding to a trust bank. In order to raise funds, NISSIN sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. Since NISSIN reserves an option to repurchase the senior beneficiary interest, NISSIN does not recognize the extinguishment of the aforementioned interest in the financial statements herein, and the funds are recognized as long-term liability related interest. There is no control over the interest by NISSIN except through the above option. Entrusted loans outstanding included in “Loans receivable”, and the related long-term liability recorded in “Asset backed commercial paper” at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Loans receivable	¥9,593	¥9,216
Asset backed commercial paper	6,465	6,672

Note 2.	Unsecured consumer loans included in loans receivable at March 31, 2004 and 2005 are ¥35,604 million and ¥2,827 million, respectively.

Note 3.	Bankrupt and delinquent loans receivable

Loans receivable, with respect to which it is doubtful that all or a portion of principal can be collected, are recognized as bankrupt and delinquent loans receivable. Bankrupt loans receivable included in bankrupt and delinquent loans receivable at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Bankrupt loans receivable	¥998	¥860

Note 4.	Commitments and contingencies

	March 31,
	2004	2005

	(in millions)
Guarantees for loans outstanding of alliance companies	¥3,508	¥7,008
Guarantees for borrowings of subsidiaries and affiliates:
Nissin Servicer Co., Ltd.	2,096	—
Shinsei Business Finance Co., Ltd.	1,200	3,645
Chuo Mitsui Finance Service Co., Ltd.	—	150

Note 5.	Rediscounted notes at March 31, 2004 and 2005 are ¥262 million and ¥83 million, respectively.

Japanese GAAP
Non-consolidated Financial Statements

Note 6.	Total number of authorized and issued shares at March 31, 2004 and 2005 is as follows:

	March 31,
	2004	2005

	(shares)
Total number of authorized shares	480,000,000	1,920,000,000
Total number of issued shares	134,726,192	544,668,431

However, as stipulated by the Articles of Incorporation, when redemption of stock is executed, the corresponding number of shares must be reduced.

Note 7.	Shares issuance

Increases in the number of issued shares that resulted from exercises of warrant rights for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

Number of issued shares	2,102,136	186,979

Exercise price (in yen)	¥577.5	¥288.8
of which amount to be credited to common stock account (in yen)	289	145

Total paid-in amount upon exercise (in millions)	1,213	53
of which total amount credited to common stock (in millions)	607	27

Increases in the number of issued shares that resulted from conversion of convertible bond for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

		(Before stock split)		(After stock split)
Number of issued shares	—	2,547		5,384,611

Conversion price (in yen)	¥—	¥392.5		¥196.3
of which amount to be credited to common stock account (in yen)	—	197		99

Total conversion amount (in millions)	—		1,058
of which total amount credited to common stock (in millions)	—		533

Increases in the number of issued shares that resulted from stock splits for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

		(May 20, 2004)	(November 19, 2004)
Stock split ratio	two-for-one	two-for-one	two-for-one
Number of issued shares	66,312,028	134,726,192	269,641,910

Japanese GAAP
Non-consolidated Financial Statements

Note 8.	Dividend restriction

Total assets increased by ¥3,147 million and ¥7,913 million due to change of fair value of securities at March 31, 2004 and 2005, respectively. As stipulated by the Enforcement Regulation 124-3 of the Commercial Code, these amounts are restricted from appropriations of dividends.

Note 9.	Treasury stock

The numbers of shares of common stock held by NISSIN as treasury stock at March 31, 2004 and 2005 are as follows:

	March 31,
Type of Shares	2004	2005

	(shares)
Common stock	8,498,025	27,687,153

Total number of shares of treasury stock	8,498,025	27,687,153

Note 10.	As required by the Nonbank Bond Issuing Law, bankrupt and delinquent loans receivable are classified as follows:

	March 31,
	2004	2005

	(in millions)
(1) Bankrupt loans receivable	¥998	¥860
(2) Delinquent loans receivable	2,851	3,072
(3) Delinquent loans receivable (three months or more)	—	—
(4) Restructured loans receivable	14,418	13,874

Total	¥18,268	¥17,807

Notes:	(1)	“Bankrupt loans receivable”, for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3) and Regulation 96-1(4).
	(2)	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customer delinquency, excluding loans receivable mentioned in (1), (4).
	(3)	“Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivable mentioned in (1), (2).
	(4)	“Restructured loans receivable” are loans receivable for which NISSIN reached agreement with the debtors on favorable treatments for the debtors such as reduction and exemption of the interest, grace of principal and interest payments, relinquishment of loans receivable, among others, in order to reorganize the borrowing company and support its financial condition, excluding loans receivable mentioned in (1), (2), (3).

Note 11.	In providing its core business, the integrated financial services, under the terms and conditions of NISSIN’s credit line agreements, NISSIN may, but is not committed to, lend funds to customers.

NISSIN’s unfunded credit lines at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Total amount of credit line agreements	¥95,895	¥70,727
Loans outstanding under credit line agreements	54,294	23,736

Total unfunded credit lines	41,601	46,990
of which unfunded credit lines without loans outstanding	34,624	40,804

Japanese GAAP
Non-consolidated Financial Statements

Certain portions of credit line agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of NISSIN.

Under these agreements, NISSIN also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status and other substantial reasons. In addition, NISSIN examines the agreements regularly in order to take measures for credit conservation.

Non-consolidated Statements of Income

Note 1.	Details of other financial income for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Other financial income:
Interest on deposits	¥0	¥0
Other	0	0

Total	¥1	¥0

Note 2.	Details of other operating income for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Other operating income:
Loan origination fees	¥926	¥1,367
Recovery from loans previously charged off	795	711
Guarantee fees received	367	790
Rent revenue from real estate	37	51
Revenue from leases and installment loans	—	118
Other	44	80

Total	¥2,170	¥3,120

Note 3.	Details of financial costs for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Financial costs:
Interest expense on borrowings	¥2,511	¥2,164
Interest expense on bonds	878	569

Total	¥3,389	¥2,733

Note 4.	Interests and dividends received from investment securities are recognized in other income for the years ended March 31, 2004 and 2005.

Japanese GAAP
Non-consolidated Financial Statements

Note 5.	Details of gains on sales of fixed assets for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Gains on sales of fixed assets:
Buildings	¥0	¥—
Structures	0	—
Equipments	0	—
Land	116	—

Total	¥117	¥—

Note 6.	Details of losses on sales of fixed assets for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Losses on sales of fixed assets:
Building	¥1	¥—
Structures	0	—
Equipments	0	—
Land	3	—

Total	¥5	¥—

Note 7.	Details of losses on disposal of fixed assets for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Losses on disposal of fixed assets:
Building	¥31	¥25
Structures	4	—
Equipments	6	9
Software	—	68

Total	¥42	¥103

Note 8.	Details of impairment of fixed assets for the years ended March 31, 2004 and 2005 are as follows:

Location:	Matsuyama City, Ehime
Classification of fixed assets:	Real estate for lease (parking space)
Type of fixed assets:	Land

For the purpose of grouping its fixed assets, NISSIN classified each of its real estate properties for lease and its branches and loan offices as an independent cash flows generating base unit, and its principal office equipments and fixtures as common property.

In respect of the abovementioned parking space which is classified as real estate for lease, due to a significant decline in the fair value of the asset, its carrying value was reduced to its estimated recoverable amount. As a result, NISSIN incurred special losses of ¥590 million as an impairment loss for the excess of the carrying value over the recoverable amount.

Japanese GAAP
Non-consolidated Financial Statements

Additionally, the recoverable amount of such fixed assets group is measured based on the net salable price, and is computed and evaluated based on the amount appraised from land assessments and the assessed value for tax purposes that NISSIN believes appropriately reflects the market price of the assets.

NISSIN did not recognize any impairment of fixed assets for the year ended March 31, 2005

Significant Subsequent Events

(April 1, 2003 ~ March 31, 2004)

1.	On February 5, 2004, the Board of Directors approved a stock split as follows:

1) Stock split method:	Two-for-one stock split for all shares owned by the shareholders of record on March 31, 2004
2) Type of shares subject to be issued:	Common stock
3) Increase in the number of shares:	134,726,192 shares
4) Stock split date:	May 20, 2004
5) Dividend paid for the year from:	April 1, 2004

If the stock split is deemed to have occurred on April 1, 2002, per share data are adjusted retroactively as follows:

	Year Ended March 31,
	2003	2004

	(in yen)
Shareholders’ equity per share	¥177.24	¥210.29
Net income per share:
Basic	18.96	21.75
Diluted	—	20.09

The diluted net income per share for the year ended March 31, 2003 was not presented, as there was no dilutive effect for the fiscal year.

2.	On May 6, 2004, NISSIN and Orient Credit Co., Ltd. signed an agreement concerning the sale of unsecured and unguaranteed consumer loans receivable to Orient Credit Co., Ltd. This decision has been made pursuant to NISSIN’s basic strategy of concentrating on the markets for both small business owner loans and Wide loans in order to achieve an even higher level of enterprise value.

The details of the sales agreement are as follows:

1)	Sales amount:

The amount is the total balance of consumer loans outstanding, which is ¥32,942 million, as of May 31, 2004. The sales price is equivalent to the balance of these consumer loans.

2)	Sale schedule:

May 6, 2004:	Board of Directors’ approval on sales agreement Conclusion of sales agreement
May 31, 2004:	Determination of total sales price
June 1, 2004:	Date of sale (distribution of sales notice)

Japanese GAAP
Non-consolidated Financial Statements

3)	Information on counterpart company:

Company name:	Orient Credit Co., Ltd.
Location:	6-3, Iwamotocho 1-chome, Chiyoda-ku, Tokyo
Chief executive officer:	Yoshifumi Nakano
Date of establishment:	November 1971
Common stock:	¥6,498 million
Description of business:	Personal finance services
Number of employees:	393 person
Number of offices:	2 offices

3.	The Board of Directors held on May 18, 2004, and subsequently the Annual Shareholders’ Meeting held on June 22, 2004, approved a special resolution on the issuance of new stock subscription rights for incentive purposes as described below, based upon the provisions of Article 280-20 and Article 280-21 of the Commercial Code.

The purpose of the issuance of stock options is to further increase the desire and motivation of individuals to improve operating results, as well as to attract and retain superior human resources.

(1) Grant for:	NISSIN, its subsidiaries or its equity-method affiliates (the Company)’s directors, statutory auditors, corporate advisors, persons with consulting (shokutaku) agreements, employees, including employees of the Company loaned to other companies and employees of other companies loaned to the Company, or temporary employees with tenure of over one year, or NISSIN’s business partner’s directors, statutory auditors or certain employees which are approved by the Board of Directors at the time of the issuance of such new stock subscription rights.
(2) Type of shares:	Common stock
(3) Number of shares of common stock:	Up to a maximum total of 8,000,000 shares
(4) Amount to be paid in upon stock option exercise:	The amount to be paid in upon exercise of a stock option shall be an amount of the average daily closing price of a share of common stock of NISSIN on the Tokyo Stock Exchange for the month immediately before the month of the issuance date of new stock subscription rights multiplying by 1.10 and the number of shares to be issued or transferred upon exercise of each new share subscription right, with any fraction of one yen rounded upward to the nearest yen.
(5) Exercise period:	Over the three years from the first day of the month following the month of the approval date.

(April 1, 2004 ~ March 31, 2005)

1.	On February 15, 2005, the Board of Directors approved a stock split as follows:

1) Stock split method:	1.2-for-1 stock split for all shares owned by the shareholders of record on March 31, 2005
2) Type of shares subject to be issued:	Common stock
3) Increase in the number of shares:	108,933,686 shares
4) Stock split date:	May 20, 2005
5) Dividend paid for the year from:	April 1, 2005

Japanese GAAP
Non-consolidated Financial Statements

If the stock split is deemed to have occurred on April 1, 2003, per share data are adjusted retroactively as follows:

	Year Ended March
	2004	2005

	(in yen)
Shareholders’ equity per share	¥87.62	¥104.44
Net income per share:
Basic	9.06	10.17
Diluted	8.37	9.33

2.	The Board of Directors held on April 12, 2005, pursuant to the resolution of the Annual Shareholders’ Meeting held on June 22, 2004, approved a special resolution on the issuance of new stock subscription rights for incentive purposes as described below, based upon the provisions of Article 280-20 and Article 280-21 of the Commercial Code.

The purpose of the issuance of stock options is to further increase the desire and motivation of individuals to improve operating results, as well as to attract and retain superior human resources.

(1) Issue date of stock option:	April 21, 2005
(2) Number of stock option (units):	7,440 (Number of shares subject to stock options shall be 240 shares per unit)
(3) Issue price of the stock options:	Free of charge
(4) Type of shares:	Common stock
(5) Number of shares of common stock:	Up to a maximum total of 1,785,600 shares
(6) Grant for	NISSIN’s directors, corporate advisors, persons with consulting (shokutaku) agreements, and 120 temporary employees with tenure of over one year, and NISSIN’s subsidiaries directors and employees.
(7) Amount to be paid in upon stock option exercise (in yen per share):	¥268
(8) Exercise period:	From May 1, 2005 to April 30, 2008

Japanese GAAP
Non-consolidated Financial Statements

7)	Lease

Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:

(1)	Equivalents of acquisition costs, accumulated amortization and book value at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Equipments:
Acquisition costs equivalent	¥1,993	¥2,335
Accumulated amortization equivalent	(705)	(1,050)

Book value equivalent	1,287	1,285
Software:
Acquisition costs equivalent	1,392	625
Accumulated amortization equivalent	(787)	(460)

Book value equivalent	605	165
Other:
Acquisition costs equivalent	4	4
Accumulated amortization equivalent	(1)	(2)

Book value equivalent	2	2

Total:
Acquisition costs equivalent	3,390	2,965
Accumulated amortization equivalent	(1,494)	(1,512)

Book value equivalent	¥1,895	¥1,452

(2)	The amounts of outstanding future minimum lease payments at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Due within one year	¥645	¥522
Due after one year	1,275	950

Total	¥1,920	¥1,473

(3)	Lease payments, amortization expense equivalent, interest expense equivalent for the years ended March 31, 2004 and 2005 are as follows:

	Year Ended March 31,
	2004	2005

	(in millions)
Lease payments	¥747	¥801
Amortization expense equivalent	712	767
Interest expense equivalent	36	38

(4)	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:

•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.

Impairment of Fixed Assets

The itemized presentation is omitted, as there is no impairment loss allocated to leased assets.

Japanese GAAP
Non-consolidated Financial Statements

8)	Investment Securities

Information regarding investments in subsidiaries and affiliates with market quotation available at March 31, 2004 and 2005 is as follows:

	Year Ended March 31,
	2004			2005
	Carrying	Market		Carrying	Market
	Value	Value	Differences	Value	Value	Differences

	(in millions)
Investment in subsidiaries	¥—	¥—	¥—	¥500	¥25,200	¥24,700

Total	¥—	¥—	¥—	¥500	¥25,200	¥24,700

Note:	There were no affiliates with market quotation available at March 31, 2004 and 2005.

9)	Deferred Income Taxes

(1)	Significant components of deferred tax assets and liabilities at March 31, 2004 and 2005 are as follows:

	March 31,
	2004	2005

	(in millions)
Deferred tax assets:
Loan losses	¥43	¥15
Allowance for loan losses	1,739	165
Reserve for guarantee losses	—	141
Accrued local taxes	191	13
Accrued retirement benefits — directors and statutory auditors	135	133
Accrued bonuses	249	249
Impairment of fixed assets	239	239
Other	137	112

Total deferred tax assets	2,736	1,071

Deferred tax liabilities:
Unrealized gains on investment securities	(2,133)	(5,386)

Total deferred tax liabilities	(2,133)	(5,386)

Net deferred tax assets	¥602	¥(4,314)

(2)	The reconciliation of the difference between statutory tax rate and the effective income tax rate for the years ended March 31, 2004 and 2005 is omitted as the total of these differences is less than 5% of statutory tax rate.

Japanese GAAP
Non-consolidated Financial Statements

10)	Retroactive Adjustments of Per Share Data

The summary of per share data with retroactive adjustments for the past five years is as follows:

(1)	Before retroactive adjustments

Consolidated:

	Year Ended March 31,
Per share data	2001	2002	2003	2004	2005

	(in yen)
Net income per share	¥477.54	¥146.13	¥79.63	¥49.04	¥12.66
Shareholders’ equity per share	3,573.25	1,310.62	708.98	425.90	127.10
Dividends per share	70.00	25.00	15.00	8.50	3.875
Half-year dividend	35.00	12.50	6.50	3.75	1.375
Year-end dividend (scheduled)	35.00	12.50	8.50	4.75	(2.50)

	March 31,
	2001	2002	2003	2004	2005

	(shares)
Number of shares outstanding at end of year	10,909,244	32,955,278	63,229,770	126,228,167	516,981,278

Non-consolidated:

	Year Ended March 31,
Per share data	2001	2002	2003	2004	2005

	(in yen)
Net income per share	¥484.67	¥151.02	¥75.85	¥43.49	¥12.21
Shareholders’ equity per share	3,580.35	1,317.86	708.95	420.58	125.32
Dividends per share	70.00	25.00	15.00	8.50	3.875
Half-year dividend	35.00	12.50	6.50	3.75	1.375
Year-end dividend (scheduled)	35.00	12.50	8.50	4.75	(2.50)

	March 31,
	2001	2002	2003	2004	2005

	(shares)
Number of shares outstanding at end of year	10,909,338	32,955,278	63,229,770	126,228,167	516,981,278

Japanese GAAP
Non-consolidated Financial Statements

If the per share data figures for the year ended March 31, 2005 presented in the Condensed Statements of Financial Results are set as 100, the figures retroactively adjusted for the dilutions caused by the stock splits are presented below.

(2)	After retroactive adjustments

Consolidated:

	Year Ended March 31,
Per share data	2001	2002	2003	2004	2005

	(in yen)
Net income per share	¥9.83	¥9.04	¥9.95	¥12.26	¥12.66
Shareholders’ equity per share	74.33	81.82	88.62	106.48	127.10
Dividends per share	1.46	1.56	1.88	2.13	3.875
Half-year dividend	0.73	0.78	0.81	0.94	1.375
Year-end dividend (scheduled)	0.73	0.78	1.06	1.19	(2.50)

	March 31,
	2001	2002	2003	2004	2005

	(shares)
Number of shares outstanding at end of year	523,643,712	527,284,448	505,838,160	504,912,668	516,981,278

Non-consolidated:

	Year Ended March 31,
Per share data	2001	2002	2003	2004	2005

	(in yen)
Net income per share	¥9.98	¥9.35	¥9.48	¥10.87	¥12.21
Shareholders’ equity per share	74.47	82.28	88.62	105.15	125.32
Dividends per share	1.46	1.56	1.88	2.13	3.875
Half-year dividend	0.73	0.78	0.81	0.94	1.375
Year-end dividend (scheduled)	0.73	0.78	1.06	1.19	(2.50)

	March 31,
	2001	2002	2003	2004	2005

	(shares)
Number of shares outstanding at end of year	523,643,712	527,284,448	505,838,160	504,912,668	516,981,278

Notes:	1.	On May 21, 2001, NISSIN completed a three-for-one stock split.
	2.	On May 21, 2002, NISSIN completed a two-for-one stock split.
	3.	On May 20, 2003, NISSIN completed a two-for-one stock split.
	4.	On each of May 20, 2004 and November 19, 2004, NISSIN completed a two-for-one stock split.
	5.	Net income per share is calculated by assuming that all the stock splits occurred at the beginning of their respective fiscal years.
	6.	The per share data are adjusted retroactively, applying the Accounting Standards Board Statement (ASB Statement) No.2 of “Accounting Standard Concerning Net Income Per Share”, issued by the Accounting Standards Board of Japan (ASBJ) on September 25, 2002.

Japanese GAAP
Non-consolidated Financial Statements

8.	REASSIGNMENT OF DIRECTORS AND STATUTORY AUDITORS (EFFECTIVE FROM JUNE 22, 2005)

None